Exhibit 4.43

PART II
BARECON 2001 Standard Bareboat Charter

1.	Shipbroker UNIVERship Co., Ltd., Japan & Fearnley Securities AS, Norway	2.	Place and date 24th April 2023
3.	Owners/Place of business (Cl.1) Village Seven Co., Ltd. (99.99% ownership) 6-21、Konan 3-chome, Minato-ku, Tokyo, Japan , and V7 Fune Inc. (0.01% ownership) BICSA Financial Center, 60th Floor, Balboa Avenue, Panama City, Republic of Panama c/o6-21, Konan 3-chome, Minato-ku, Tokyo, Japan Email:	4.
Bareboat Charterers / Place of business (Cl.1)
Lord Ocean Navigation Co.

(guaranteed by Seanergy Maritime Holdings Corp., of the Republic of the Marshall Islands)
80 Broad Str, Monrovia, Republic of Liberia

c/o 154 Vouliagmenis Avenue,
16674 Glyfada, Greece
Email:

5.	Vessel’s name, call sign and flag (Cl. 1 and 3) MV Lordship Call Sign: A8SZ3 Flag: Liberia
6.	Type of Vessel Bulk carrier	7.	GT/NT 93564/59500 tons
8.	When / Where built 2010 Hyundai Heavy Industries	9.	Total DWT (abt.) in metric tons on summer freeboard 178,838.4 tons
10.	Classification Society (Cl.3) BV or other IACS	11.	Date of last special survey by the Vessel’s classification society 2 August 2019
12.	Further particulars of Vessel (also indicate minimum number of months’ validity of class certificates agreed acc. to (Cl.3)
13.	Port or Place of delivery (Cl.3) Safely afloat at an accessible safe berth or anchorage at a safe port or at sea within World Wide Range at the Charterer’s option.	14.	Time for delivery (Cl. 4) 25th April 2023 – 26 May 2023 in Charterer’s option	15. Cancelling date (Cl.5) 26 May 2023
16.	Port or Place of redelivery (Cl.15) Safely afloat at an accessible safe berth or anchorage at a safe port or place worldwide, in Charterers’ option	17.	No. of months’ validity of trading and class certificates upon redelivery (Cl. 15) minimum 3 months
18.	Running days’ notice if other than stated in Cl.4 N/A	19.	Frequency of dry-docking (Cl. 10(g)) As required by the Classification Society
20.
Trading limits (Cl. 6)
World Wide trading within Institute Warranty Limits (IWL). Charterers may breach IWL against paying all additional premium/expenses. North Korea and States sanctioned by UN to be excluded in case sanctions apply to Charterers and/or Vessel and prohibit trading, and Owners to be informed by Charterers. Failure to provide such notifications shall not constitute a breach of this Charter, but if such calling constitute a breach of UN sanctions, then Charterers to undertake to indemnify Owners against all direct loss and costs sustained as a result of such violation.

21.	Charter period 4 years and 5 months from delivery	22.
Charter hire (Cl. 11)
See also Clause 44

Fixed part: USD6,940.64 per day; plus
Floating part: (3M CME TERM SOFR + 3.00%) x Loan
Outstanding x Number of Days / 360

Loan Outstanding as per Clause 44.
If 3M CME TERM SOFR falls below zero, then 3M CME TERM SOFR equal to zero to be applied to calculate the
Floating Part of the Charter Hire.

23.	New class and other safety requirements (state percentage of Vessel’s insurance value acc. to Box 29) (Cl.10 (a)(ii)) N/A
24.	Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV 3 month CME TERM SOFR plus 3 (three) percentage points per annum	25.	Currency and method of payment (Cl. 11) USD, payable monthly in advance by bank transfer (Floating part of the Charter Hire to be determined no later than 5 Banking Days before hire due date)

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

26.	Place of payment; also state beneficiary and bank account (Cl. 11) SUMITOMO MITSUI BANKING CORPORATION Address: 1-1, Nishi-Shinjuku 2-chome, Shinjuku-ku, Tokyo, Japan Dollar Ordinary a / c no: Account Name: VILLAGE SEVEN CO., LTD. Swift Code:	27.	Bank guarantee / bond (sum and place) (Cl. 24) (optional) N/A
28.	Mortgage(s), if any (state whether 12 (a) or (b) applies; if 12 (b) applies state date of Financial Instrument and name of Mortgage(s) / Place of business) (Cl.12) SUMITOMO MITSUI BANKING CORPORATION Address: 1-1, Nishi-Shinjuku 2-chome, Shinjuku-ku, Tokyo, Japan Date of Financial Instrument: 〔TBA〕	29.	Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies) See Clause 41
30.	Additional insurance cover, if any, for Owners’ account limited to (Cl. 13 (b) or, if applicable, Cl. 14(g)) N/A	31.	Additional insurance cover, if any, for Charterers’ account limited to (Cl. 13 (b) or, if applicable, Cl. 14(g)) N/A
32.	Latent defects (only to be filled in if period other than stated in Cl. 3) N/A	33.	Brokerage commission and to whom payable (Cl. 27) N/A
34.	Grace period (state number of clear banking days) (Cl.28) Five (5) Banking days	35.	Dispute Resolution (state 30 (a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30) (a) English law, London arbitration
36.	War cancellation (indicate countries agreed) (Cl.26 (f)) N/A
37.	Newbuilding Vessel (indicate with “yes” or “no” whether PART III applies) (optional) No	38.	Name and place of Builders (only to be filled in if PART III applies) N/A
39.	Vessel’s Yard Building No. (only to be filled in if PART III applies) N/A	40.	Date of Building Contract (only to be filled in if PART III applies) N/A
41.	Liquidated damages and costs shall accrue to (state party acc. to Cl. 1 a) b) c)
42.	Hire / Purchase agreement (indicate with “yes” or “no” whether PART IV applies) (optional) See however Clause 40	43.	Bareboat Charter Registry (indicate with “yes” or “no” whether PART V applies) (optional) Yes, in Charterers’ option
44.	Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies) (optional) Liberia	45.	Country of the Underlying Registry (only to be filled in if PART V applies) Liberia
46.	Number of additional clauses covering special provisions, if agreed See Clause 32-47

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

Village Seven Co., Ltd. & V7 FUNE Inc.	Lord Ocean Navigation Co.
Signature (Owners) /s/ Mamoru Nanamura	Signature (Charterers) /s/ Stavros Gyftakis
Mamoru Nanamura	Stavros Gyftakis
Representative Director/President of each of the Owners	Director/ Treasurer

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II BARECON 2001 Standard Bareboat Charter
1	1. Definitions
2	In this Charter, the following terms shall have the
3	meanings hereby assigned to them:
4	“The Owners” shall mean the party identified in Box 3;
5	“The Charterers” shall mean the party identified in Box 4;
6	“The Vessel” shall mean the vessel named in Box 5 and
7	with particulars as stated in Boxes 6 to 12.
8	“Financial Instrument” means the mortgage, deed of
9	covenant or other such financial security instrument as
10	annexed to this Charter and stated in Box 28.
“MOA” means the Memorandum of Agreement entered into between the Owners as buyers and the Charterers as sellers dated April ____, 2023.
11	“Banking Days” means a day on which banks are open for transaction of business of the nature required by this Charter in Liberia, Tokyo, Greece, London and New York.
12	2. Charter Period
13	In consideration of the hire detailed in Box 22,
14	the Owners have agreed to let and the Charterers have
15	agreed to hire the Vessel for the period stated in Box 21
16	(“The Charter Period”).
17	3. Delivery See also clauses 33, 34 and 35.
~~18       (not applicable when Part III applies, as indicated in Box 37)~~
~~19       (a) The Owners shall before and at the time of delivery~~
~~20       exercise due diligence to make the Vessel seaworthy~~
~~21       And in every respect ready in hull, machinery and~~
~~22       equipment for service under this Charter.~~
23	The Vessel shall be delivered by the Owners and taken
24	over by the Charterers at the port/berth/anchorage or place indicated in
25	Box 13 ~~in such ready safe berth as the Charterers may~~
~~26       direct.~~
~~27       (b) The Vessel shall be properly documented on~~
~~28       delivery in accordance with the laws of the flag State~~
~~29        indicated in Box 5 and the requirements of the~~
~~30       classification society stated in Box 10. The Vessel upon~~
~~31       delivery shall have her survey cycles up to date and~~
~~32       trading and class certificates valid for at least the number~~
~~33       of months agreed in Box 12.~~
34	(c) The delivery of the Vessel by the Owners and the
35	taking over of the Vessel by the Charterers shall
36	constitute a full performance by the Owners of all the
37	Owners’ obligations under this Clause 3, and thereafter
38	the Charterers shall not be entitled to make or assert
39	any claim against the Owners on account of any
40	conditions, representations or warranties expressed or
41	implied with respect to the Vessel. ~~but the Owners shall~~
~~42       be liable for the cost of but not the time for repairs or~~
~~43       renewals occasioned by latent defects in the Vessel,~~
~~44       her machinery or appurtenances, existing at the time of~~
~~45       delivery under this Charter, provided such defects have~~
~~46       manifested themselves within twelve (12) months after~~
~~47       delivery unless otherwise provided in Box 32.~~
4. Time for Delivery See clause 33
~~48       (not applicable when Part III applies, as indicated in Box 37)~~
~~49       The Vessel shall not be delivered before the date~~
~~50       indicated in Box 14 without the Charterers’ consent and~~
~~51       the Owners shall exercise due diligence to deliver the~~
~~52       Vessel not later than the date indicated in Box 15.~~
~~53       Unless otherwise agreed in Box 18, the Owners shall~~
~~54       give the Charterers not less than thirty (30) running days’~~
~~55       preliminary and not less than fourteen (14) running days’~~
~~56       definite notice of the date on which the Vessel is~~
~~57       expected to be ready for delivery.~~
~~58       The Owners shall keep the Charterers closely advised~~
~~59       of possible changes in the Vessel’s position.~~
60	5. Cancelling See clause 33
~~61       (not applicable when Part III applies, as indicated in Box 37)~~
~~62       (a) Should the Vessel not be delivered latest by the~~
~~63       cancelling date indicated in Box 15, the Charterers shall~~
~~64       have the option of cancelling this Charter by giving the~~
~~65       Owners notice of cancellation within thirty-six (36)~~
~~66       running hours after the cancelling date stated in Box~~
~~67       15, failing which this Charter shall remain in full force~~
~~68       and effect.~~
~~69       (b) If it appears that the Vessel will be delayed beyond~~
~~70       the cancelling date, the Owners may, as soon as they~~
~~71       are in a position to state with reasonable certainty the~~
~~72       day on which the Vessel should be ready, give notice~~
~~73       thereof to the Charterers asking whether they will~~
~~74       exercise their option of cancelling, and the option must~~
~~75       then be declared within one hundred and sixty-eight~~
~~76       (168) running hours of the receipt by the Charterers of~~
~~77       such notice or within thirty-six (36) running hours after~~
~~78       the cancelling date, whichever is the earlier. If the~~
~~79       Charterers do not then exercise their option of cancelling,~~
~~80       the seventh day after the readiness date stated in the~~
~~81       Owners’ notice shall be substituted for the cancelling~~
~~82       date indicated in Box 15 for the purpose of this Clause 5.~~
~~83       (c) Cancellation under this Clause 5 shall be without~~
~~84       prejudice to any claim the Charterers may otherwise~~
~~85       have on the Owners under this Charter.~~
86	6. Trading Restrictions
87	The Vessel shall be employed in lawful trades for the
88	carriage of suitable lawful merchandise within the trading
89	limits indicated in Box 20.
90	The Charterers undertake not to employ the Vessel or
91	suffer the Vessel to be employed otherwise than in
92	conformity with the terms of the contracts of insurance
93	(including any warranties expressed or implied therein)
94	without first obtaining the consent of the insurers to such
95	employment and complying with such requirements as
96	to extra premium or otherwise as the insurers may
97	prescribe.
98	The Charterers also undertake not to employ the Vessel
99	or suffer her employment in any trade or business which
100	is forbidden by the law of any country to which the Vessel
101	may sail or is otherwise illicit or in carrying illicit or
102	prohibited goods or in any manner whatsoever which
103	may render her liable to condemnation, destruction,
104	seizure or confiscation.
105	Notwithstanding any other provisions contained in this
106	Charter it is agreed that nuclear fuels or radioactive
107	products or waste are specifically excluded from the
108	cargo permitted to be loaded or carried under this

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II BARECON 2001 Standard Bareboat Charter
109	Charter. This exclusion does not apply to radio-isotopes
110	used or intended to be used for any industrial,
111	commercial, agricultural, medical or scientific purposes
112	provided the Owners’ prior approval has been obtained
113	to loading thereof.
114	7. Surveys on Delivery and Redelivery See clauses 36 and 37
115	(not applicable when Part III applies, as indicated in Box 37)
~~116     The Owners and Charterers shall each appoint~~
~~117     surveyors for the purpose of determining and agreeing~~
~~118     in writing the condition of the Vessel at the time of~~
~~119      redelivery hereunder. The Owners shall~~
~~120     bear all expenses of the On-hire Survey including loss~~
~~121     of time, if any, and the Charterers shall bear all expenses~~
~~122      of the Off-hire Survey including loss of time, if any, at~~
~~123     the daily equivalent to the rate of hire or pro rata thereof.~~
Not earlier than 45 days nor later than 30 days or if not possible then as soon as the Vessel becomes available before re-delivery of the Vessel, the Owners and the Charterers shall jointly agree upon the appointment of an independent surveyor for the purpose of determining in writing the condition of the Vessel at the time of redelivery hereunder. The surveyor, whose decision shall be final and binding on both parties, shall report in writing, specifying all items, if any, which have not been properly maintained in accordance with the terms and conditions of the Charter and the work required to correct such deficiencies. The costs of such a surveyor shall be equally shared between the parties. In the event that the parties are not able to agree upon a single surveyor, each shall appoint their own and the two surveyors so appointed shall conduct a joint survey of the Vessel. In such event, each party shall pay their own appointed surveyor’s costs. The survey shall be carried out at the port of redelivery and in Charterer’s time. Any works required as a result of such survey shall be carried by the Charterer prior to their redelivering of the Vessel. This clause shall not apply if Charterers exercise their purchase option as set out in Clause 40.
124	8. Inspection
125	The Owners shall, once a year, have the right after giving
126	reasonable notice to the Charterers to inspect or survey
127	the Vessel or instruct a duly authorised surveyor to carry
128	out such survey on their behalf provided it does not interfere with the operation and trading of the Vessel and/or crew:-
129	(a) to ascertain the condition of the Vessel and satisfy
130	themselves that the Vessel is being properly repaired
131	and maintained. The costs and fees for such inspection
132	or survey shall be paid by the Owners unless the Vessel
133	is found to require repairs or maintenance in order to
134	achieve the condition so provided;
135	(b) in dry-dock if the Charterers have not dry-docked
136	Her in accordance with Clause 10(g). The costs and fees
137	for such inspection or survey shall be paid by the
138	Charterers; and
~~139     (c) for any other commercial reason they consider~~
~~140     necessary (provided it does not unduly interfere with~~
~~141     the commercial operation of the Vessel). The costs and~~
~~142     fees for such inspection and survey shall be paid by the~~
~~143     Owners.~~
144	All time used in respect of inspection, survey or repairs
145	shall be for the Charterers’ account and form part of the
146	Charter Period.
147	The Charterers shall also permit the Owners to inspect
148	the Vessel’s log books whenever reasonably requested and shall
149	whenever required by the Owners furnish them with full
150	information regarding any casualties or other accidents
151	or damage to the Vessel.
152	9. Inventories, Oil and Stores
~~153     A complete inventory of the Vessel’s entire equipment,~~
~~154     outfit including spare parts, appliances and of all~~
~~155     consumable stores on board the Vessel shall be made~~
~~156     by the Charterers in conjunction with the Owners on~~
~~157     delivery and again on redelivery of the Vessel. The~~
~~158     Charterers and the Owners, respectively, shall at the~~
~~159     time of delivery and redelivery take over and pay for all~~
~~160     bunkers, lubricating oil, unbroached provisions, paints,~~
~~161     ropes and other consumable stores (excluding spare~~
~~162     parts) in the said Vessel at the then current market prices~~
~~163     at the ports of delivery and redelivery, respectively.  The~~
~~164     Charterers shall ensure that all spare parts listed in the~~
~~165     inventory and used during the Charter Period are~~
~~166     replaced at their expense prior to redelivery of the~~
~~167     Vessel.~~
168	10. Maintenance and Operation
169	(a)(i) Maintenance and Repairs - During the Charter
170	Period the Vessel shall be in the full possession
171	and at the absolute disposal for all purposes of the
172	Charterers and under their complete control in
173	every respect. The Charterers shall maintain the
174	Vessel, her machinery, boilers, appurtenances and
175	spare parts in a good state of repair, in efficient
176	operating condition and in accordance with good
177	commercial maintenance practice and, ~~except as~~
178	~~provided for in Clause 14(l), if applicable~~, at their
179	own expense they shall at all times keep the
180	Vessel’s Class fully up to date with the Classification
181	Society indicated in Box 10 and maintain all other
182	necessary certificates in force at all times.
183	(ii) New Class and Other Safety Requirements - In the
184	event of any improvement, structural changes or
185	new equipment becoming necessary for the
186	continued operation of the Vessel by reason of new
187	class requirements or by compulsory legislation
including but not limited to Ballast Water Treatment System, the cost and time of compliance shall be for the Charterers account. Notwithstanding the foregoing, Charterers are allowed to make improvements to the Vessel provided cost of same to be for the Charterers account.

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II BARECON 2001 Standard Bareboat Charter
~~188     costing (excluding the Charterers’ loss of time)~~
~~189     more than the percentage stated in Box 23, or if~~
~~190     Box 23 is left blank, 5 per cent. of the Vessel’s~~
~~191     insurance value as stated in Box 29, then the~~
~~192     extent, if any, to which the rate of hire shall be varied~~
~~193     and the ratio in which the cost of compliance shall~~
~~194     be shared between the parties concerned in order~~
~~195     to achieve a reasonable distribution thereof as~~
~~196     between the Owners and the Charterers having~~
~~197     regard, inter alia, to the length of the period~~
~~198     remaining under this Charter shall, in the absence~~
~~199     of agreement, be referred to the dispute resolution~~
~~200     method agreed in Clause 30.~~
201	(iii) Financial Security - The Charterers shall maintain
202	financial security or responsibility in respect of third
203	party liabilities as required by any government,
204	including federal, state or municipal or other division
205	or authority thereof, to enable the Vessel, without
206	penalty or charge, lawfully to enter, remain at, or
207	leave any port, place, territorial or contiguous
208	waters of any country, state or municipality in
209	performance of this Charter without any delay. This
210	obligation shall apply whether or not such
211	requirements have been lawfully imposed by such
212	government or division or authority thereof.
213	The Charterers shall make and maintain all arrange-
214	ments by bond or otherwise as may be necessary to
215	satisfy such requirements at the Charterers’ sole
216	expense and the Charterers shall indemnify the Owners
217	against all consequences whatsoever (including loss of
218	time) for any failure or inability to do so.
219	(b) Operation of the Vessel - The Charterers shall at
220	their own expense and by their own procurement man,
221	victual, navigate, operate, supply, fuel and, whenever
222	required, repair the Vessel during the Charter Period
223	and they shall pay all charges and expenses of every
224	kind and nature whatsoever incidental to their use and
225	operation of the Vessel under this Charter, including
226	annual flag State fees and any foreign general
227	municipality and/or state taxes. The Master, officers
228	and crew of the Vessel shall be the servants of the Charterers
229	for all purposes whatsoever, even if for any reason
230	appointed by the Owners.
231	Charterers shall comply with the regulations regarding
232	officers and crew in force in the country of the Vessel’s
233	flag or any other applicable law.
234	(c) The Charterers shall keep the Owners and the
235	mortgagee(s) advised of the intended employment,
236	planned dry-docking and major repairs of the Vessel,
237	as reasonably required.
238
(d) Flag and Name of Vessel –~~The Owners have no right to change the name and the flag of the Vessel during the Charter Period.~~ The Owners have no rights to change the name and the flag of the Vessel during the Charter Period. During the Charter Period, the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their

239	funnel insignia and fly their own house flag. The
240	Charterers shall also have the liberty, with the Owners’
241	consent, which shall not be unreasonably withheld, to
242	change the ~~flag and/or the name of the Vessel and~~ Class (to be a member of IACS) during
243
the Charter Period by providing 14 Banking Days prior notice to the Owners and such expense shall be for Charterer’s account. In case Charterers do not exercise their Purchase Option, as set out in clause 40,~~.P~~painting and re-painting, instalment

244	and re-instalment, registration and re-registration at redelivery, if
245	required by the Owners, shall be at the Charterers’
246
expense and time. Tonnage tax charged on the basis of tonnage by the Vessel’s flag state during the Charter Period for current and any new flag to be for Charterers’ account. During the Charter Period, the Charterers shall have the option to change the flag of the Vessel with the Owners’ prior written consent which shall not be unreasonably withheld or delayed, provided that all costs and expense incurred by the Owners in relation to flag changes (including but not limited to documentation fee in relation to the Financial Documents and deletion of the existing registration of the ownership and mortgage of the Vessel and the new registration of ownership and mortgage over the Vessel) shall be on Charterers’ account.

247	(e) Changes to the Vessel – Subject to Clause 10(a)(ii),
248	the Charterers shall make no structural changes in the
249	Vessel or changes in the machinery, boilers, appurten-
250	ances or spare parts thereof without in each instance
~~251~~
first securing the Owners’ approval thereof. Notwithstanding the above, Owners’ consent will not be required for any changes (including structural changes) to the vessel related to the installation of the ammonia (propulsion) system on the Vessel. ~~If the Owners~~

~~252     so agree, the Charterers shall, if the Owners so require,~~
~~253     restore the Vessel to its former condition before the~~
254     ~~termination of this Charter at the Charterer’s account~~.
255	(f) Use of the Vessel’s Outfit, Equipment and
256	Appliances - The Charterers shall have the use of all
257	outfit, equipment, and appliances on board the Vessel
258	at the time of delivery, provided the same or their
259	substantial equivalent shall be returned to the Owners
260	on redelivery in the same condition as
261	when received, ordinary wear and tear excepted. The
262	Charterers shall from time to time during the Charter
263	Period replace such items of equipment as shall be so
264	damaged or worn as to be unfit for use. The Charterers
265	are to procure that all repairs to or replacement of any
266	damaged, worn or lost parts or equipment be effected
267	in such manner (both as regards workmanship and
268	quality of materials) as not to diminish the value of the
269	Vessel. The Charterers have the right to fit additional
270	equipment at their expense and risk but the Charterers
271	shall remove such equipment at the end of the period if
272	requested by the Owners. Any equipment including radio
273	equipment on hire on the Vessel at time of delivery shall
274	be kept and maintained by the Charterers and the
275	Charterers shall assume the obligations and liabilities
276	of the Owners under any lease contracts in connection
277	therewith and shall reimburse the Owners for all
278	expenses incurred in connection therewith, also for any
279	new equipment required in order to comply with radio
280	regulations.
281	(g) Periodical Dry-Docking - The Charterers shall dry-
282	dock the Vessel and clean and paint her underwater
283	parts whenever the same may be necessary,
284
285
286
287
288	11. Hire
289	(a) The Charterers shall pay hire due to the Owners

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II BARECON 2001 Standard Bareboat Charter
290	punctually in accordance with the terms of this Charter
291	in respect of which time shall be of the essence.
292	(b) The Charterers shall pay to the Owners for the hire
293	of the Vessel ~~a lump sum in the amount~~ the rate indicated in
~~294~~	Box 22 which shall be payable monthly ~~not later every thirty~~
~~295~~	~~(30) running days~~ in advance, the first hire ~~lump sum~~ being
296	payable on the date and hour of the Vessel’s delivery to
297	the Charterers. Hire shall be paid continuously
298	throughout the Charter Period.
299	(c) Payment of hire shall be made in cash without
300	discount in the currency and in the manner indicated
301	Box 25 and at the place mentioned in Box 26.
302	(d) Final payment of hire, if for a period of less than
303	one calendar month ~~thirty (30) running days~~, shall be calculated proportionally
304	according to the number of days and hours remaining
305	before redelivery and advance payment to be effected
306	accordingly.
~~307     (e) Should the Vessel be lost or missing, hire shall~~
~~308     cease from the date and time when she was lost or last~~
~~309     heard of. The date upon which the Vessel is to be treated~~
~~310     as lost or missing shall be ten (10) days after the Vessel~~
~~311     was last reported or when the Vessel is posted as~~
~~312     missing by Lloyd’s, whichever occurs first.  Any hire paid~~
~~313     in advance to be adjusted accordingly.~~
314	(f) Any delay in payment of hire shall entitle the
315	Owners to interest at the rate per annum as agreed
316	in Box 24. ~~If Box 24 has not been filled in, the three months~~
~~317     Interbank offered rate in London (LIBOR or its successor)~~
~~318     for the currency stated in Box 25, as quoted by the British~~
~~319     Bankers’ Association (BBA) on the date when the hire~~
~~320     fell due, increased by 2 per cent., shall apply.~~
321	(g) Payment of interest due under sub-clause 11(f)
322	shall be made within seven (7) Banking Days of the date
323	of the Owners’ invoice specifying the amount payable
324	or, in the absence of an invoice, at the time of the next
325	hire payment date.
326	12. Mortgage
327	(only to apply if Box 28 has been appropriately filled in)
~~328     *)     (a) The Owners warrant that they have not effected~~
~~329     any mortgage(s) of the Vessel and that they shall not~~
~~330     effect any mortgage(s) without the prior consent of the~~
~~331     Charterers, which shall not be unreasonably withheld.~~
332	*) (b) The Vessel chartered under this Charter is financed
333	by a mortgage according to the Financial Instrument.
~~334     The Charterers undertake to comply, and provide such~~
~~335     information and documents to enable the Owners to~~
~~336     comply, with all such instructions or directions in regard~~
~~337     to the employment, insurances, operation, repairs and~~
~~338     maintenance of the Vessel as laid down in the Financial~~
~~339     Instrument or as may be directed from time to time during~~
~~340     the currency of the Charter by the mortgagee(s) in~~
~~341     conformity with the Financial Instrument. The Charterers~~
~~342     confirm that, for this purpose, they have acquainted~~
~~343     themselves with all relevant terms, conditions and~~
~~344     provisions of the Financial Instrument and agree to~~
~~345     acknowledge this in writing in any form that may be~~
~~346     required by the mortgagee(s).~~
At the reasonable request of the Owner, the Charterers
shall provide such documents and information as the
 Owners reasonably needs towards their financiers.
347	The Owners warrant that
348	they have not effected any mortgage(s) other than stated
349	in Box 28 and that they shall not agree to any
350	amendment of the mortgage(s) referred to in Box 28 or
351	effect any other mortgage(s) without the prior consent
352	of the Charterers, which shall not be unreasonably
353	withheld.
354	*) (Optional, Clauses 12(a) and 12(b) are alternatives;
355	indicate alternative agreed in Box 28).
356	13. Insurance and Repairs see also clause 41
357	(a) During the Charter Period the Vessel shall be kept
358	insured by the Charterers at their expense against hull
359	and machinery, war and Protection and Indemnity risks
360	(and any risks against which it is compulsory to insure
361	for the operation of the Vessel, including maintaining
362	financial security in accordance with sub-clause
363	10(a)(iii)) in such form as the Owners shall in writing approve, which approval shall not be unreasonably withheld
364
365	. Such insurances shall be arranged by the
366	Charterers to protect the interests of both the Owners
367	and the Charterers and the mortgagee(s) (if any), and
368	The Charterers shall be at liberty to protect under such
369	insurances the interests of any managers they may
370	appoint. Insurance policies shall cover the Owners and
371	the Charterers according to their respective interests.
372	Subject to the provisions of the Financial Instrument, if
373	any, and the approval of the Owners and the insurers,
374	the Charterers shall effect all insured repairs and shall
375	undertake settlement and reimbursement from the
376	insurers of all costs in connection with such repairs as
377	well as insured charges, expenses and liabilities to the
378	extent of coverage under the insurances herein provided
379	for.
380	The Charterers also to remain responsible for and to
381	effect repairs and settlement of costs and expenses
382	incurred thereby in respect of all other repairs not
383	covered by the insurances and/or not exceeding any
384	possible franchise(s) or deductibles provided for in the
385	insurances.
386	All time used for repairs under the provisions of sub-
387	clause 13(a) and for repairs of latent defects according
388	to Clause 3(c) above, including any deviation, shall be
389	for the Charterers’ account.
390	(b)
391
392
393	The Owners or
394	the Charterers as the case may be shall immediately
395	furnish the other party with particulars of any additional
396	insurance effected, including copies of any cover notes
397	or policies and the written consent of the insurers of
398	any such required insurance in any case where the
399	consent of such insurers is necessary.
400	(c) The Charterers shall upon the request of the
401	Owners, provide reasonable information and promptly execute such
402	documents as may be reasonably required to enable the Owners to
403	comply with the insurance provisions of the Financial
404	Instrument. Cost and time, if any, for Owners’ account.
405	(d) Subject to the provisions of the Financial Instru-
406	ment, if any, should the Vessel become an actual,
407	constructive, compromised or agreed total loss under
408	the insurances required under sub-clause 13(a), all
409	insurance payments for such loss shall be paid in accordance with clause 41 to the

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will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II BARECON 2001 Standard Bareboat Charter
410	Owners who shall distribute the moneys between the
411	Owners and the Charterers according to their respective
412	interests. The Charterers undertake to notify the Owners
413	and the mortgagee(s), if any, of any occurrences in
414	consequence of which the Vessel is likely to become a
415	total loss as defined in this Clause.
416	(e) The Owners shall upon the request of the
417	Charterers, promptly execute such documents as may
418	be required to enable the Charterers to abandon the
419	Vessel to insurers and claim a constructive total loss.
420	(f) For the purpose of insurance coverage against hull
421	and machinery and war risks under the provisions of
422	sub-clause 13(a), the value of the Vessel is the sum
423	indicated in Clause 41.
~~424     14. Insurance, Repairs and Classification~~
~~425     (Optional, only to apply if expressly agreed and stated~~
~~426     in Box 29, in which event Clause 13 shall be considered~~
~~427     deleted).~~
~~428     (a) During the Charter Period the Vessel shall be kept~~
~~429     insured by the Owners at their expense against hull and~~
~~430     machinery and war risks under the form of policy or~~
~~431     policies attached hereto. The Owners and/or insurers~~
~~432     shall not have any right of recovery or subrogation~~
~~433     against the Charterers on account of loss of or any~~
~~434     damage to the Vessel or her machinery or appurt-~~
~~435     enances covered by such insurance, or on account of~~
~~436     payments made to discharge claims against or liabilities~~
~~437     of the Vessel or the Owners covered by such insurance.~~
~~438     Insurance policies shall cover the Owners and the~~
~~439     Charterers according to their respective interests.~~
~~440     (b) During the Charter Period the Vessel shall be kept~~
~~441      insured by the Charterers at their expense against~~
~~442     Protection and Indemnity risks (and any risks against~~
~~443     which it is compulsory to insure for the operation of the~~
~~444     Vessel, including maintaining financial security in~~
~~445     accordance with sub-clause 10(a)(iii)) in such form as~~
~~446     the Owners shall in writing approve which approval shall~~
~~447     not be unreasonably withheld.~~
~~448     (c) In the event that any act or negligence of the~~
~~449     Charterers shall vitiate any of the insurance herein~~
~~450     provided, the Charterers shall pay to the Owners all~~
~~451     losses and indemnify the Owners against all claims and~~
~~452     demands which would otherwise have been covered by~~
~~453     such insurance.~~
~~454     (d) The Charterers shall, subject to the approval of the~~
~~455     Owners or Owners’ Underwriters, effect all insured~~
~~456     repairs, and the Charterers shall undertake settlement~~
~~457     of all miscellaneous expenses in connection with such~~
~~458     repairs as well as all insured charges, expenses and~~
~~459     liabilities, to the extent of coverage under the insurances~~
~~460     provided for under the provisions of sub-clause 14(a).~~
~~461     The Charterers to be secured reimbursement through~~
~~462     the Owners’ Underwriters for such expenditures upon~~
~~463     presentation of accounts.~~
~~464     (e) The Charterers to remain responsible for and to~~
~~465     effect repairs and settlement of costs and expenses~~
~~466     incurred thereby in respect of all other repairs not~~
~~467     covered by the insurances and/or not exceeding any~~
~~468     possible franchise(s) or deductibles provided for in the~~
~~469      insurances.~~
~~470     (f) All time used for repairs under the provisions of~~
~~471     sub-clauses 14(d) and 14(e) and for repairs of latent~~
~~472     defects according to Clause 3 above, including any~~
~~473     deviation, shall be for the Charterers’ account and shall~~
~~474     form part of the Charter Period.~~
~~475     The Owners shall not be responsible for any expenses~~
~~476     as are incident to the use and operation of the Vessel~~
~~477     for such time as may be required to make such repairs.~~
~~478     (g) If the conditions of the above insurances permit~~
~~479     additional insurance to be placed by the parties such~~
~~480     cover shall be limited to the amount for each party set~~
~~481     out in Box 30 and Box 31, respectively. The Owners or~~
~~482     the Charterers as the case may be shall immediately~~
~~483     furnish the other party with particulars of any additional~~
~~484     insurance effected, including copies of any cover notes~~
~~485     or policies and the written consent of the insurers of~~
~~486     any such required insurance in any case where the~~
~~487     consent of such insurers is necessary.~~
~~488     (h) Should the Vessel become an actual, constructive,~~
~~489     compromised or agreed total loss under the insurances~~
~~490     required under sub-clause 14(a), all insurance payments~~
~~491     for such loss shall be paid to the Owners, who shall~~
~~492     distribute the moneys between themselves and the~~
~~493     Charterers according to their respective interests.~~
~~494     (i) If the Vessel becomes an actual, constructive,~~
~~495     compromised or agreed total loss under the insurances~~
~~496     arranged by the Owners in accordance with sub-clause~~
~~497     14(a), this Charter shall terminate as of the date of such~~
~~498     loss.~~
~~499     (j) The Charterers shall upon the request of the~~
~~500     Owners, promptly execute such documents as may be~~
~~501     required to enable the Owners to abandon the Vessel~~
~~502     to the insurers and claim a constructive total loss.~~
~~503     (k) For the purpose of insurance coverage against hull~~
~~504     and machinery and war risks under the provisions of~~
~~505     sub-clause 14(a), the value of the Vessel is the sum~~
~~506     indicated in Box 29.~~
~~507     (l) Notwithstanding anything contained in sub-clause~~
~~508     10(a), it is agreed that under the provisions of Clause~~
~~509     14, if applicable, the Owners shall keep the Vessel’s~~
~~510     Class fully up to date with the Classification Society~~
~~511     indicated in Box 10 and maintain all other necessary~~
~~512     certificates in force at all times.~~
513	15. Redelivery
514	At the expiration of the Charter Period the Vessel shall
515	be redelivered by the Charterers to the Owners at a
516	safe and ice-free port or place as indicated in Box 16, in
517	such ready safe berth as the Charterers may direct. The
518	Charterers shall give the Owners not less than thirty
519	(30) running days’ preliminary notice of expected date,
520	range of ports of redelivery or port or place of redelivery
521	and not less than fourteen (14) running days’ definite
522	notice of expected date and port or place of redelivery.
523	Any changes thereafter in the Vessel’s position shall be
524	notified immediately to the Owners.
525	The Charterers warrant that they will not permit the
526	Vessel to commence a voyage (including any preceding
527	ballast voyage) which cannot reasonably be expected
528	to be completed in time to allow redelivery of the Vessel
529	within the Charter Period. Notwithstanding the above,
530	should the Charterers fail to redeliver the Vessel within
531	the Charter Period, the Charterers shall pay the daily
532	equivalent to the rate of hire stated in Box 22 (USD 6,940.64) plus 10 per cent. or to the market rate, whichever is the higher,

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II BARECON 2001 Standard Bareboat Charter
533
534	for the number of days by which the Charter Period is
535	exceeded. All other terms, conditions and provisions of
536	this Charter shall continue to apply.
537	Subject to the provisions of Clause 10, the Vessel shall
538	be redelivered to the Owners in the same
539	condition and class as that in which she
540	was delivered, fair wear and tear not affecting class
541	excepted.
542	The Vessel upon redelivery shall have her survey cycles
543	up to date and trading and class certificates valid for at
544
least the number of months agreed in Box 17.
This Clause shall not apply if the Charterers exercise their purchase option set out in clause 40, in which event, a Protocol of Delivery and Acceptance and a Bill of Sale will be signed.

545	16. Non-Lien
546	The Charterers will not suffer, nor permit to be continued,
547	any lien or encumbrance incurred by them or their
548	agents, which might have priority over the title and
549	interest of the Owners in the Vessel.
550
551
552
553
554
555
556
557
558	17. Indemnity
559	(a) The Charterers shall indemnify the Owners against
560	any loss, damage or expense incurred by the Owners
561	arising out of or in relation to the operation of the Vessel
562	by the Charterers, and against any lien of whatsoever
563	nature arising out of an event occurring during the
564	Charter Period. If the Vessel be arrested or otherwise
565	detained by reason of claims or liens arising out of her
566	operation hereunder by the Charterers, the Charterers
567	shall at their own expense take all reasonable steps to
568	secure that within a reasonable time the Vessel is
569	released, including the provision of bail.
570	Without prejudice to the generality of the foregoing, the
571	Charterers agree to indemnify the Owners against all
572	consequences or liabilities arising from the Master,
573	officers or agents signing Bills of Lading or other
574	documents.
575	(b) If the Vessel be arrested or otherwise detained by
576	reason of a claim or claims against the Owners, the
577	Owners shall at their own expense take all necessary
578	steps to secure that, within a reasonable time, the Vessel
579	is released, including the provision of bail.
580	In such circumstances the Owners shall indemnify the
581	Charterers against any loss, damage or expense
582	incurred by the Charterers (including hire paid under
583	this Charter) as a direct consequence of such arrest or
584	detention.
585	18. Lien
586	The Owners to have a lien upon all cargoes, sub-hires
587	and sub-freights belonging or due to the Charterers or
588	any sub-charterers and any Bill of Lading freight for all
589	claims under this Charter, and the Charterers to have a
590	lien on the Vessel for all moneys paid in advance and
591	not earned.
592	19. Salvage
593	All salvage and towage performed by the Vessel shall
594	be for the Charterers’ benefit and the cost of repairing
595	damage occasioned thereby shall be borne by the
596	Charterers.
597	20. Wreck Removal
598	In the event of the Vessel becoming a wreck or
599	obstruction to navigation the Charterers shall indemnify
600	the Owners against any sums whatsoever which the
601	Owners shall become liable to pay and shall pay in
602	consequence of the Vessel becoming a wreck or
603	obstruction to navigation.
604	21. General Average
605	The Owners shall not contribute to General Average.
606	22. Assignment, Sub-Charter and Sale see also clause 38
607	(a) The Charterers shall not assign this Charter nor
608	sub-charter the Vessel on a bareboat basis (internal bareboat charters excluded) except with
609	the prior consent in writing of the Owners, which shall
610	not be unreasonably withheld or delayed, and subject to such terms
611	and conditions as the Owners shall approve.
612	(b) see clauses 39 and 40 ~~The Owners shall not sell the  Vessel during the~~
~~613     currency of this Charter except with the prior written~~
~~614     consent of the Charterers, which shall not be unreason-~~
~~615     ably withheld, and subject to the buyer accepting an~~
~~616     assignment of this Charter.~~
617	23. Contracts of Carriage
618	*) (a) The Charterers are to procure that all documents
619	issued during the Charter Period evidencing the terms
620	and conditions agreed in respect of carriage of goods
621	shall contain a paramount clause incorporating any
622	legislation relating to carrier’s liability for cargo
623	compulsorily applicable in the trade; if no such legislation
624	exists, the documents shall incorporate the Hague Rules or Hague-Visby
625	Rules. The documents shall also contain the New Jason
626	Clause and the Both-to-Blame Collision Clause.
~~627     *) (b) The Charterers are to procure that all passenger~~
~~628     tickets issued during the Charter Period for the carriage~~
~~629     of passengers and their luggage under this Charter shall~~
~~630     contain a paramount clause incorporating any legislation~~
~~631     relating to carrier’s liability for passengers and their~~
~~632     luggage compulsorily applicable in the trade; if no such~~
~~633     legislation exists, the passenger tickets shall incorporate~~
~~634     the Athens Convention Relating to the Carriage of~~
~~635     Passengers and their Luggage by Sea, 1974, and any~~
~~636     protocol thereto.~~
~~637     *)  Delete as applicable.~~
638	24. Bank Guarantee
~~639     (Optional, only to apply if Box 27 filled in)~~
~~640     The Charterers undertake to furnish, before delivery of~~
~~641     the Vessel, a first class bank guarantee or bond in the~~
~~642     sum and at the place as indicated in Box 27 as guarantee~~
~~643     for full performance of their obligations under this~~
~~644     Charter.~~
645	25. Requisition/Acquisition
646	(a) In the event of the Requisition for Hire of the Vessel
647	by any governmental or other competent authority
648	(hereinafter referred to as “Requisition for Hire”)
649	irrespective of the date during the Charter Period when
650	“Requisition for Hire” may occur and irrespective of the
651	length thereof and whether or not it be for an indefinite

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II BARECON 2001 Standard Bareboat Charter
652	or a limited period of time, and irrespective of whether it
653	may or will remain in force for the remainder of the
654	Charter Period, this Charter shall not be deemed thereby
655	or thereupon to be frustrated or otherwise terminated
656	and the Charterers shall continue to pay the stipulated
657	hire in the manner provided by this Charter until the time
658	when the Charter would have terminated pursuant to
659	any of the provisions hereof always provided however
660	that in the event of “Requisition for Hire” any Requisition
661	Hire or compensation received or receivable by the
662	Owners shall be payable to the Charterers during the
663	remainder of the Charter Period or the period of the
664	“Requisition for Hire” whichever be the shorter.
665	(b) In the event of the Owners being deprived of their
666	ownership in the Vessel by any Compulsory Acquisition
667	of the Vessel or requisition for title by any governmental
668	or other competent authority (hereinafter referred to as
669	“Compulsory Acquisition”), then, irrespective of the date
670	during the Charter Period when “Compulsory Acqui-
671	sition” may occur, this Charter shall be deemed
672	terminated as of the date of such “Compulsory
673	Acquisition”. In such event Charter Hire to be considered
674	as earned and to be paid up to the date and time of
675	such “Compulsory Acquisition”.
676	26. War
677	(a) For the purpose of this Clause, the words “War
678	Risks” shall include any war (whether actual or
679	threatened), act of war, civil war, hostilities, revolution,
680	rebellion, civil commotion, warlike operations, the laying
681	of mines (whether actual or reported), acts of piracy,
682	acts of terrorists, acts of hostility or malicious damage,
683	blockades (whether imposed against all vessels or
684	imposed selectively against vessels of certain flags or
685	ownership, or against certain cargoes or crews or
686	otherwise howsoever), by any person, body, terrorist or
687	political group, or the Government of any state
688	whatsoever, which may be dangerous or are likely to be
689	or to become dangerous to the Vessel, her cargo, crew
690	or other persons on board the Vessel.
~~691     (b) The Vessel, unless the written consent of the~~
~~692     Owners be first obtained, shall not continue to or go~~
~~693     through any port, place, area or zone (whether of land~~
~~694     or sea), or any waterway or canal, where it reasonably~~
~~695     appears that the Vessel, her cargo, crew or other~~
~~696     persons on board the Vessel, in the reasonable~~
~~697     judgement of the Owners, may be, or are likely to be,~~
~~698     exposed to War Risks. Should the Vessel be within any~~
~~699     such place as aforesaid, which only becomes danger-~~
~~700     ous, or is likely to be or to become dangerous, after her~~
~~701     entry into it, the Owners shall have the right to require~~
~~702     the Vessel to leave such area.~~
703	(c) The Vessel shall not load contraband cargo, or to
704	pass through any blockade, whether such blockade be
705	imposed on all vessels, or is imposed selectively in any
706	way whatsoever against vessels of certain flags or
707	ownership, or against certain cargoes or crews or
708	otherwise howsoever, or to proceed to an area where
709	she shall be subject, or is likely to be subject to
710	a belligerent’s right of search and/or confiscation.
~~711     (d) If the insurers of the war risks insurance, when~~
~~712     Clause 14 is applicable, should require payment of~~
~~713     premiums and/or calls because, pursuant to the~~
~~714     Charterers’ orders, the Vessel is within, or is due to enter~~
~~715     and remain within, any area or areas which are specified~~
~~716     by such insurers as being subject to additional premiums~~
~~717     because of War Risks, then such premiums and/or calls~~
~~718     shall be reimbursed by the Charterers to the Owners at~~
~~719     the same time as the next payment of hire is due.~~
720	(e) The Charterers shall have the liberty:
721	(i) to comply with all orders, directions, recommend-
722	ations or advice as to departure, arrival, routes,
723	sailing in convoy, ports of call, stoppages,
724	destinations, discharge of cargo, delivery, or in any
725	other way whatsoever, which are given by the
726	Government of the Nation under whose flag the
727	Vessel sails, or any other Government, body or
728	group whatsoever acting with the power to compel
729	compliance with their orders or directions;
730	(ii) to comply with the orders, directions or recom-
731	mendations of any war risks underwriters who have
732	the authority to give the same under the terms of
733	the war risks insurance;
734	(iii) to comply with the terms of any resolution of the
735	Security Council of the United Nations, any
736	directives of the European Community, the effective
737	orders of any other Supranational body which has
738	the right to issue and give the same, and with
739	national laws aimed at enforcing the same to which
740	the Owners are subject, and to obey the orders
741	and directions of those who are charged with their
742	enforcement.
~~743     (f) In the event of outbreak of war (whether there be a~~
~~744     declaration of war or not) (i) between any two or more~~
~~745     of the following countries: the United States of America;~~
~~746     Russia; the United Kingdom; France; and the People’s~~
~~747     Republic of China, (ii) between any two or more of the~~
~~748     countries stated in Box 36, both the Owners and the~~
~~749     Charterers shall have the right to cancel this Charter,~~
~~750     whereupon the Charterers shall redeliver the Vessel to~~
~~751     the Owners in accordance with Clause 15, if the Vessel~~
~~752     has cargo on board after discharge thereof at~~
~~753     destination, or if debarred under this Clause from~~
~~754     reaching or entering it at a near, open and safe port as~~
~~755     directed by the Owners, or if the Vessel has no cargo~~
~~756     on board, at the port at which the Vessel then is or if at~~
~~757     sea at a near, open and safe port as directed by the~~
~~758     Owners. In all cases hire shall continue to be paid in~~
~~759     accordance with Clause 11 and except as aforesaid all~~
~~760     other provisions of this Charter shall apply until~~
~~761     redelivery.~~
762	27. Commission
~~763    The Owners to pay a commission at the rate indicated~~
~~764     in Box 33 to the Brokers named in Box 33 on any hire~~
~~765     paid under the Charter. If no rate is indicated in Box 33,~~
~~766     the commission to be paid by the Owners shall cover~~
~~767     the actual expenses of the Brokers and a reasonable~~
~~768     fee for their work.~~
~~769     If the full hire is not paid owing to breach of the Charter~~
~~770     by either of the parties the party liable therefor shall~~
~~771     indemnify the Brokers against their loss of commission.~~
~~772     Should the parties agree to cancel the Charter, the~~
~~773     Owners shall indemnify the Brokers against any loss of~~
~~774     commission but in such case the commission shall not~~
~~775     exceed the brokerage on one year’s hire.~~
776	28. Termination
777	(a) Charterers’ Default
778	The Owners shall be entitled to withdraw the Vessel from

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II BARECON 2001 Standard Bareboat Charter
779	the service of the Charterers and terminate the Charter
780	with immediate effect by written notice to the Charterers if:
781	(i) the Charterers fail to pay hire in accordance with
782	Clause 11. However, where there is a failure to
783	make punctual payment of hire due to oversight,
784	negligence, errors or omissions on the part of the
785	Charterers or their bankers, the Owners shall give
786	the Charterers written notice of the number of clear
787	Banking days stated in Box 34 (as recognised at
788	the agreed place of payment) in which to rectify
789	the failure, and when so rectified within such
790	number of days following the Owners’ notice, the
791	payment shall stand as regular and punctual.
792	Failure by the Charterers to pay hire within the
793	number of days stated in Box 34 of their receiving
794	the Owners’ notice as provided herein, shall entitle
795	the Owners to withdraw the Vessel from the service
796	of the Charterers and terminate the Charter without
797	further notice;
798	(ii) the Charterers fail to comply with the requirements of:
799	(1) Clause 6 (Trading Restrictions)
800	(2) Clause 13(a) (Insurance and Repairs)
801	provided that the Owners may, by
802	written notice to the Charterers, give the
803	Charterers a specified number of days grace within
804	which to rectify the failure without prejudice to the
805	Owners’ right to withdraw and terminate under this
806	Clause if the Charterers fail to comply with such
807	notice;
808	(iii) the Charterers fail to rectify any failure to comply
809	with the requirements of sub-clause 10(a)(i)
810	(Maintenance and Repairs) within a reasonable time
811	after the Owners have requested them in
812	writing so to do and in any event so that the Vessel’s
813	insurance cover is not prejudiced.
814
(iv) In the event of a termination as aforesaid, the Charterers shall be entitled to exercise its Purchase Option set out in Clause 40 within 30 days from receipt of Owners’ written notice of termination. If such Purchase Option is exercised within the due date, this Charter Party shall continue in full force and effect until the successful completion of the sale of the Vessel pursuant to the Purchase Option at which point in time any default (except for any outstanding payment following a default under clause 28(a)(i)) shall be deemed cured with no further rights or obligations between the parties.

815	(b) Owners’ Default
816	If the Owners shall by any act or omission be in breach
817	of their obligations under this Charter to the extent that
818	the Charterers are deprived of the use of the Vessel
819	and such breach continues for a period of fourteen (14)
820	running days after written notice thereof has been given
821	by the Charterers to the Owners, the Charterers shall
822	be entitled to terminate this Charter with immediate effect
823	by written notice to the Owners.
824	(c) Loss of Vessel See clause 41
~~825     This Charter shall be deemed to be terminated if the~~
~~826     Vessel becomes a total loss or is declared as a~~
~~827     constructive or compromised or arranged total loss.  For~~
~~828     the purpose of this sub-clause, the Vessel shall not be~~
~~829     deemed to be lost unless she has either become an~~
~~830     actual total loss or agreement has been reached with~~
~~831     her underwriters in respect of her constructive,~~
~~832     compromised or arranged total loss or if such agreement~~
~~833     with her underwriters is not reached it is adjudged by a~~
~~834     competent tribunal that a constructive loss of the Vessel~~
~~835     has occurred.~~
836	(d) Either party shall be entitled to terminate this
837	Charter with immediate effect by written notice to the
838	other party and its Guarantor in the event of an order being made or
839	resolution passed for the winding up, dissolution,
840	liquidation or bankruptcy of the other party (otherwise
841	than for the purpose of reconstruction or amalgamation)
842	or if a receiver is appointed, or if it suspends payment,
843	ceases to carry on business or makes any special
844	arrangement or composition with its creditors.
845	(e) The termination of this Charter shall be without
846	prejudice to all rights accrued due between the parties
847	prior to the date of termination and to any claim that
848	either party might have.
849	29. Repossession
850	In the event of the termination of this Charter in
851	accordance with the applicable provisions of Clause 28,
852	the Owners shall have the right to repossess the Vessel
853	from the Charterers at her current or next port of call, or
854	at a port or place convenient to them without hindrance
855	or interference by the Charterers, courts or local
856	authorities. Pending physical repossession of the Vessel
857	in accordance with this Clause 29, the Charterers shall
858	hold the Vessel as gratuitous bailee only to the Owners.
859	The Owners shall arrange for an authorised represent-
860	ative to board the Vessel as soon as reasonably
861	practicable following the termination of the Charter. The
862	Vessel shall be deemed to be repossessed by the
863	Owners from the Charterers upon the boarding of the
864	Vessel by the Owners’ representative. All arrangements
865	and expenses relating to the settling of wages,
866	disembarkation and repatriation of the Charterers’
867	Master, officers and crew shall be the sole responsibility
868	of the Charterers.
869	30. Dispute Resolution
870	*) (a) This Contract shall be governed by and construed
871	in accordance with English law and any dispute arising
872	out of or in connection with this Contract shall be referred
873	to arbitration in London in accordance with the Arbitration
874	Act 1996 or any statutory modification or re-enactment
875	thereof save to the extent necessary to give effect to
876	the provisions of this Clause.
877	The arbitration shall be conducted in accordance with
878	the London Maritime Arbitrators Association (LMAA)
879	Terms current at the time when the arbitration proceed-
880	ings are commenced.
881	The reference shall be to three arbitrators. A party
882	wishing to refer a dispute to arbitration shall appoint its
883	arbitrator and send notice of such appointment in writing
884	to the other party requiring the other party to appoint its
885	own arbitrator within 14 calendar days of that notice and
886	stating that it will appoint its arbitrator as sole arbitrator
887	unless the other party appoints its own arbitrator and
888	gives notice that it has done so within the 14 days
889	specified. If the other party does not appoint its own
890	arbitrator and give notice that it has done so within the
891	14 days specified, the party referring a dispute to
892	arbitration may, without the requirement of any further
893	prior notice to the other party, appoint its arbitrator as
894	sole arbitrator and shall advise the other party
895	accordingly. The award of a sole arbitrator shall be
896	binding on both parties as if he had been appointed by

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II BARECON 2001 Standard Bareboat Charter
897	agreement.
898	Nothing herein shall prevent the parties agreeing in
899	writing to vary these provisions to provide for the
900	appointment of a sole arbitrator.
901	In cases where neither the claim nor any counterclaim
902	exceeds the sum of US$100,000 (or such other sum as
903	the parties may agree) the arbitration shall be conducted
904	in accordance with the LMAA Small Claims Procedure
905	current at the time when the arbitration proceedings are
906	commenced.
~~907     *)  (b) This Contract shall be governed by and construed~~
~~908     in accordance with Title 9 of the United States Code~~
~~909     and the Maritime Law of the United States and  any~~
~~910     dispute  arising out of or in connection with this Contract~~
~~911      shall be referred to three persons at New York, one to~~
~~912     be appointed by each of the parties hereto, and the third~~
~~913     by the two so chosen; their decision or that of any two~~
~~914     of them shall be final, and for the purposes of enforcing~~
~~915     any award, judgement may be entered on an award by~~
~~916     any court of competent jurisdiction.  The proceedings~~
~~917     shall be conducted in accordance with the rules of the~~
~~918     Society of Maritime Arbitrators, Inc.~~
~~919     In cases where neither the claim nor any counterclaim~~
~~920     exceeds the sum of US$50,000 (or such other sum as~~
~~921     the parties may agree) the arbitration shall be conducted~~
~~922     in accordance with the Shortened Arbitration Procedure~~
~~923     of the Society of Maritime Arbitrators, Inc.  current at~~
~~924     the time when the arbitration proceedings are commenced.~~
~~925     *)     (c) This Contract shall be governed by and construed~~
~~926      in accordance with the laws of the place mutually agreed~~
~~927     by the parties and any dispute arising out of or in~~
~~928     connection with this Contract shall be referred to~~
~~929     arbitration at a mutually agreed place, subject to the~~
~~930     procedures applicable there.~~
931	(d) Notwithstanding (a), (b) or (c) above, the parties
932	may agree at any time to refer to mediation any
933	difference and/or dispute arising out of or in connection
934	with this Contract.
935	In the case of a dispute in respect of which arbitration
936	has been commenced under (a), (b) or (c) above, the
937	following shall apply:-
938	(i) Either party may at any time and from time to time
939	elect to refer the dispute or part of the dispute to
940	mediation by service on the other party of a written
941	notice (the “Mediation Notice”) calling on the other
942	party to agree to mediation.
943	(ii) The other party shall thereupon within 14 calendar
944	days of receipt of the Mediation Notice confirm that
945	they agree to mediation, in which case the parties
946	shall thereafter agree a mediator within a further
947	14 calendar days, failing which on the application
948	of either party a mediator will be appointed promptly
949	by the Arbitration Tribunal (“the Tribunal”) or such
950	person as the Tribunal may designate for that
951	purpose. The mediation shall be conducted in such
952	place and in accordance with such procedure and
953	on such terms as the parties may agree or, in the
954	event of disagreement, as may be set by the
955	mediator.
956	(iii) If the other party does not agree to mediate, that
957	fact may be brought to the attention of the Tribunal
958	and may be taken into account by the Tribunal when
959	allocating the costs of the arbitration as between
960	the parties.
961	(iv) The mediation shall not affect the right of either
962	party to seek such relief or take such steps as it
963	considers necessary to protect its interest.
964	(v) Either party may advise the Tribunal that they have
965	agreed to mediation. The arbitration procedure shall
966	continue during the conduct of the mediation but
967	the Tribunal may take the mediation timetable into
968	account when setting the timetable for steps in the
969	arbitration.
970	(vi) Unless otherwise agreed or specified in the
971	mediation terms, each party shall bear its own costs
972	incurred in the mediation and the parties shall share
973	equally the mediator’s costs and expenses.
974	(vii) The mediation process shall be without prejudice
975	and confidential and no information or documents
976	disclosed during it shall be revealed to the Tribunal
977	except to the extent that they are disclosable under
978	the law and procedure governing the arbitration.
979	(Note: The parties should be aware that the mediation
980	process may not necessarily interrupt time limits.)
~~981     (e) If Box 35 in Part I is not appropriately filled in, sub-clause~~
~~982     30(a) of this Clause shall apply. Sub-clause 30(d) shall~~
~~983     apply in all cases.~~
~~984     *) Sub-clauses 30(a), 30(b) and 30(c) are alternatives;~~
~~985     indicate alternative agreed in Box 35.~~
986	31. Notices
987	(a) Any notice to be given by either party to the other
988	party shall be in writing and may be sent by e-mail,
989	registered or recorded mail or by personal service.
990	(b) The address of the Parties for service of such
991	communication shall be as stated in Boxes 3 and 4
992	respectively.

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II BARECON 2001 Standard Bareboat Charter
~~1         Specifications and Building Contract~~
~~2         (a) The Vessel shall be constructed in accordance with~~
~~3         the Building Contract (hereafter called “the Building~~
~~4         Contract”) as annexed to this Charter, made between the~~
~~5         Builders and the Owners and in accordance with the~~
~~6         specifications and plans annexed thereto, such Building~~
~~7         Contract, specifications and plans having been counter-~~
~~8         signed as approved by the Charterers.~~
~~9         (b) No change shall be made in the Building Contract or~~
~~10       in the specifications or plans of the Vessel as approved by~~
~~11       the Charterers as aforesaid, without the Charterers’~~
~~12       consent.~~
~~13       (c) The Charterers shall have the right to send their~~
~~14       representative to the Builders’ Yard to inspect the Vessel~~
~~15       during the course of her construction to satisfy themselves~~
~~16       that construction is in accordance with such approved~~
~~17       specifications and plans as referred to under sub-clause.~~
~~18       (a) of this Clause.~~
~~19       (d) The Vessel shall be built in accordance with the~~
~~20       Building Contract and shall be of the description set out~~
~~21       therein. Subject to the provisions of sub-clause 2(c)(ii)~~
~~22       hereunder, the Charterers shall be bound to accept the~~
~~23       Vessel from the Owners, completed and constructed in~~
~~24       accordance with the Building Contract, on the date of~~
~~25       delivery by the Builders.  The Charterers undertake that~~
~~26       having accepted the Vessel they will not thereafter raise~~
~~27       any claims against the Owners in respect of the Vessel’s~~
~~28       performance or specification or defects, if any.~~
~~29       Nevertheless, in respect of any repairs, replacements or~~
~~30       defects which appear within the first 12 months from~~
~~31       delivery by the Builders, the Owners shall endeavour to~~
~~32       compel the Builders to repair, replace or remedy any defects~~
~~33       or to recover from the Builders any expenditure incurred in~~
~~34       carrying out such repairs, replacements or remedies.~~
~~35       However, the Owners’ liability to the Charterers shall be~~
~~36       limited to the extent the Owners have a valid claim against~~
~~37       the Builders under the guarantee clause of the Building~~
~~38       Contract (a copy whereof has been supplied to the~~
~~39       Charterers). The Charterers shall be bound to accept such~~
~~40       sums as the Owners are reasonably able to recover under~~
~~41       this Clause and shall make no further claim on the Owners~~
~~42       for the difference between the amount(s) so recovered and~~
~~43       the actual expenditure on repairs, replacement or~~
~~44       remedying defects or for any loss of time incurred.~~
~~45       Any liquidated damages for physical defects or deficiencies~~
~~46       shall accrue to the account of the party stated in Box 41(a)~~
~~47       or if not filled in shall be shared equally between the parties.~~
~~48       The costs of pursuing a claim or claims against the Builders~~
~~49       under this Clause (including any liability to the Builders)~~
~~50       shall be borne by the party stated in Box 41(b) or if not~~
~~51       filled in shall be shared equally between the parties.~~
~~52       2. Time and Place of Delivery~~
~~53       (a) Subject to the Vessel having completed her~~
~~54       acceptance trials including trials of cargo equipment in~~
~~55       accordance with the Building Contract and specifications~~
~~56       to the satisfaction of the Charterers, the Owners shall give~~
~~57       and the Charterers shall take delivery of the Vessel afloat~~
~~58       when ready for delivery and properly documented at the~~
~~59       Builders’ Yard or some other safe and readily accessible~~
~~60       dock, wharf or place as may be agreed between the parties~~
~~61       hereto and the Builders. Under the Building Contract the~~
~~62       Builders have estimated that the Vessel will be ready for~~
~~63       delivery to the Owners as therein provided but the delivery~~
~~64       date for the purpose of this Charter shall be the date when~~
~~65       the Vessel is in fact ready for delivery by the Builders after~~
~~66       completion of trials whether that be before or after as~~
~~67       indicated in the Building Contract. The Charterers shall not~~
~~68       be entitled to refuse acceptance of delivery of the Vessel~~
~~69       and upon and after such acceptance, subject to Clause~~
~~70       1(d), the Charterers shall not be entitled to make any claim~~
~~71       against the Owners in respect of any conditions,~~
~~72       representations or warranties, whether express or implied,~~
~~73       as to the seaworthiness of the Vessel or in respect of delay~~
~~74       in delivery.~~
~~75       (b) If for any reason other than a default by the Owners~~
~~76       under the Building Contract, the Builders become entitled~~
~~77       under that Contract not to deliver the Vessel to the Owners,~~
~~78        the Owners shall upon giving to the Charterers written~~
~~79       notice of Builders becoming so entitled, be excused from~~
~~80       giving delivery of the Vessel to the Charterers and upon~~
~~81       receipt of such notice by the Charterers this Charter shall~~
~~82       cease to have effect.~~
~~83       (c) If for any reason the Owners become entitled under~~
~~84       the Building Contract to reject the Vessel the Owners shall,~~
~~85       before exercising such right of rejection, consult the~~
~~86       Charterers and thereupon~~
~~87       (i) if the Charterers do not wish to take delivery of the Vessel~~
~~88       they shall inform the Owners within seven (7) running days~~
~~89       by notice in writing and upon receipt by the Owners of such~~
~~90       notice this Charter shall cease to have effect; or~~
~~91       (ii) if the Charterers wish to take delivery of the Vessel~~
~~92       they may by notice in writing within seven (7) running days~~
~~93       require the Owners to negotiate with the Builders as to the~~
~~94       terms on which delivery should be taken and/or refrain from~~
~~95       exercising their right to rejection and upon receipt of such~~
~~96       notice the Owners shall commence such negotiations and/~~
~~97       or take delivery of the Vessel from the Builders and deliver~~
~~98       her to the Charterers;~~
~~99       (iii) in no circumstances shall the Charterers be entitled to~~
~~100     reject the Vessel unless the Owners are able to reject the~~
~~101     Vessel from the Builders;~~
~~102     (iv) if this Charter terminates under sub-clause (b) or (c) of~~
~~103     this Clause, the Owners shall thereafter not be liable to the~~
~~104     Charterers for any claim under or arising out of this Charter~~
~~105     or its termination.~~
~~106     (d) Any liquidated damages for delay in delivery under the~~
~~107     Building Contract and any costs incurred in pursuing a claim~~
~~108     therefor shall accrue to the account of the party stated in~~
~~109     Box 41(c) or if not filled in shall be shared equally between~~
~~110     the parties.~~
~~111     3. Guarantee Works~~
~~112     If not otherwise agreed, the Owners authorise the~~
~~113     Charterers to arrange for the guarantee works to be~~
~~114     performed in accordance with the building contract terms,~~
~~115     and hire to continue during the period of guarantee works.~~
~~116     The Charterers have to advise the Owners about the~~
~~117     performance to the extent the Owners may request.~~
~~118     4. Name of Vessel~~
~~119     The name of the Vessel shall be mutually agreed between~~
~~120     the Owners and the Charterers and the Vessel shall be~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART III
PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY
(Optional, only to apply if expressly agreed and stated in Box 37)

~~121     painted in the colours, display the funnel insignia and fly~~
~~122     the house flag as required by the Charterers.~~
~~123     5. Survey on Redelivery~~
~~124     The Owners and the Charterers shall appoint surveyors~~
~~125     for the purpose of determining and agreeing in writing the~~
~~126     condition of the Vessel at the time of re-delivery.~~
~~127     Without prejudice to Clause 15 (Part II), the Charterers~~
~~128     shall bear all survey expenses and all other costs, if any,~~
~~129     including the cost of docking and undocking, if required,~~
~~130     as well as all repair costs incurred. The Charterers shall~~
~~131     also bear all loss of time spent in connection with any~~
~~132     docking and undocking as well as repairs, which shall be~~
~~133     paid at the rate of hire per day or pro rata.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART V
 PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A
BAREBOAT CHARTER REGISTRY

~~1         On expiration of this Charter and provided the  Charterers~~
~~2         have fulfilled their obligations according to Part I and II~~
~~3         as well as Part III, if applicable, it is agreed, that on~~
~~4         payment of the final payment of hire as per Clause 11~~
~~5         the Charterers have purchased the Vessel with~~
~~6         everything belonging to her and the Vessel is fully paid~~
~~7         for.~~
~~8         In the following paragraphs the Owners are referred to~~
~~9         as the Sellers and the Charterers as the Buyers.~~
~~10       The Vessel shall be delivered by the Sellers and taken~~
~~11        over by the Buyers on expiration of the Charter.~~
~~12       The Sellers guarantee that the Vessel, at the time of~~
~~13       delivery, is free from all encumbrances and maritime~~
~~14       liens or any debts whatsoever other than those arising~~
~~15       from anything done or not done by the Buyers or any~~
~~16       existing mortgage agreed not to be paid off by the time~~
~~17       of delivery. Should any claims, which have been incurred~~
~~18       prior to the time of delivery be made against the Vessel,~~
~~19       the Sellers hereby undertake to indemnify the Buyers~~
~~20       against all consequences of such claims to the extent it~~
~~21       can be proved that the Sellers are responsible for such~~
~~22       claims. Any taxes, notarial, consular and other charges~~
~~23       and expenses connected with the purchase and~~
~~24       registration under Buyers’ flag, shall be for Buyers’~~
~~25       account. Any taxes, consular and other charges and~~
~~26       expenses connected with closing of the Sellers’ register,~~
~~27       shall be for Sellers’ account.~~
~~28       In exchange for payment of the last month’s hire~~
~~29       instalment the Sellers shall furnish the Buyers with a~~
~~30       Bill of Sale duly attested and legalized, together with a~~
~~31       certificate setting out the registered encumbrances, if~~
~~32       any. On delivery of the Vessel the Sellers shall provide~~
~~33       for deletion of the Vessel from the Ship’s Register and~~
~~34       deliver a certificate of deletion to the Buyers.~~
~~35       The Sellers shall, at the time of delivery, hand to the~~
~~36       Buyers all classification certificates (for hull, engines,~~
~~37       anchors, chains, etc.), as well as all plans which may~~
~~38       be in Sellers’ possession.~~
~~39       The Wireless Installation and Nautical Instruments,~~
~~40       unless on hire, shall be included in the sale without any~~
~~41       extra payment.~~
~~42       The Vessel with everything belonging to her shall be at~~
~~43       Sellers’ risk and expense until she is delivered to the~~
~~44       Buyers, subject to the conditions of this Contract and~~
~~45       the Vessel with everything belonging to her shall be~~
~~46       delivered and taken over as she is at the time of delivery,~~
~~47       after which the Sellers shall have no responsibility for~~
~~48       possible faults or deficiencies of any description.~~
~~49       The Buyers undertake to pay for the repatriation of the~~
~~50       Master, officers and other personnel if appointed by the~~
~~51       Sellers to the port where the Vessel entered the Bareboat~~
~~52       Charter as per Clause 3 (Part II) or to pay the equivalent~~
~~53       cost for their journey to any other place.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART IV
HIRE/PURCHASE AGREEMENR(Optional, only to apply if expressly agreed and stated in Box 43)

1	1. Definitions
2	For the purpose of this PART V, the following terms shall
3	have the meanings hereby assigned to them:
4	“The Bareboat Charter Registry” shall mean the registry
5	of the State whose flag the Vessel will fly and in which
6	the Charterers are registered as the bareboat charterers
7	during the period of the Bareboat Charter.
8	“The Underlying Registry” shall mean the registry of the
9	state in which the Owners of the Vessel are registered
10	as Owners and to which jurisdiction and control of the
11	Vessel will revert upon termination of the Bareboat
12	Charter Registration.
13	2. Mortgage
14	The Vessel chartered under this Charter is financed by
15	a mortgage and the provisions of Clause 12(b) (Part II)
16	shall apply.
17	3. Termination of Charter by Default
~~If the Vessel chartered under this Charter is registered~~
~~in a Bareboat Charter Registry as stated in Box 44, and~~
~~if the Owners shall default in the payment of any amounts~~
~~due under the mortgage(s) specified in Box 28, the~~
~~Charterers shall, if so required by the mortgagee, direct~~
~~the Owners to re-register the Vessel in the Underlying~~
~~Registry as shown in Box 45.~~
18	In the event of the Vessel being deleted from the
19	Bareboat Charter Registry as stated in Box 44, due to a
20	default by the Owners in the payment of any amounts
21	due under the mortgage(s), the Charterers shall have
22	the right to terminate this Charter forthwith and without
23	prejudice to any other claim they may have against the
24	Owners under this Charter.

Rider Clauses 32 to 47
to be deemed incorporated to the
Bareboat Charter Party
Dated 24th April 2023
(the “Charter”) Between
Lord Ocean Navigation Co. (guaranteed by Seanergy Maritime Holdings Corp.) as Charterers
and Village Seven Co., Ltd. and V7 Fune Inc. as Owners
in respect of the vessel

MV “Lordship”

32.	Additional Definitions

In this Charter, unless the context otherwise requires, the following expressions shall have the following meanings:

“Additional Clauses” means these additional clauses 32 to 47 to the Barecon 2001 bareboat charter dated 24th April 2023.

“Charter” means the Barecon 2001 bareboat charter dated XX April 2023 and these Additional Clauses.

“Charterers’ Guarantor” means Seanergy Maritime Holdings Corp.

“Charter Hire” means the charter hire as per Box 22, Clause 11 and Clause 44.

“Classification Society” means classification society of the Vessel as indicated in Box 10 or such other classification society elected in accordance with Clause 10.

“Delivery Date” has the meaning given to it in Clause 33.

“Loan Outstanding” has the meaning given to it in Clause 44.

“MOA” means the memorandum of agreement in respect of the Vessel of even date herewith entered into between the Charterers (as sellers) and the Owners (as buyers) (as the same may be amended, supplemented or varied from time to time).

“Mortgagee” means Sumitomo Mitsui Banking Corporation (SMBC), in its capacity as registered holder of a first priority mortgage on the Vessel or any replacement holder of a first priority mortgage on the Vessel.

“Owners” means collectively Village Seven Co., Ltd. and V7 Fune Inc.

“Purchase Option” means Charterers’ option to purchase the Vessel as further described in Clause 40.

“Purchase Option Price” means the price payable by the Charterers to the Owners for the purchase of the Vessel in accordance with Clause 40.

“Quotation Day” means, in relation to any period for which 3 Month TERM CME SOFR is to be determined, five (5) US Government Securities Business Days before the first day of that period. The first Quotation Day will be five (5) US Government Securities Business Days before the Delivery Date.

“Total Loss” has the meaning given to it in Clause 41.

33.	Delivery

The Charterers shall take delivery of the Vessel under this Charter simultaneously with delivery by the Charterers as sellers to the Owners as buyers under the MOA, and the Owners shall be obliged to deliver the Vessel to the Charterers hereunder in the same moment as the Owners is taking delivery of the Vessel under the MOA (such date to be referred to as the “Delivery Date”) without any settlement for any remaining bunkers and unused lubricating oils including hydraulic oils and greases, unbroached provisions, paints, ropes and other consumable stores which are excluded from the sale and taken over by the Charterers from the Sellers directly.

In the event that the Vessel is not delivered under the MOA for whatever reason, this Charter shall automatically terminate.

34.	Conditions for delivery

Prior to delivery of the Vessel under this Charter, the parties shall exchange the following documents:

(a)
one (1) copy of a Certificate of Incumbency or equivalent issued not more than five (5) Banking Days before the date of delivery of the Vessel, stating all Directors and that the subject company is in good standing;

(b)	certified copies of the corporate resolutions of the Owners and the Charterers approving the contents of and the entering into of the Charter;

(c)
one (1) copy of a notarised or legalized and apostilled Power of Attorney granted by the Owners and the Charterers with respect to the representative(s) at closing and the persons signing this Charter and the MOA, with the originals to be exchanged within five (5) Banking Days from the date of delivery of the Vessel; and

(d)	such other documents as each of the Owners and Charterers may reasonably require.

35.	Vessel’s condition on delivery

The Vessel shall be delivered under this Charter in the same condition and with the same equipment, inventory and spare parts as she is delivered to the Owners under the MOA. The Charterers know the Vessel’s condition at the time of delivery, and expressly agree that the Vessel’s condition as delivered under the MOA is acceptable and in accordance with the provisions of this Charter. The Vessel shall be delivered to the Charterers under the Charter strictly “as is/where is”, and the Charterers shall have no claim against the Owners under this Charter or otherwise as a result of the Vessel’s physical condition.

36.	Inspection on re-delivery of the Vessel (see also clause 7)

In connection with the redelivery of the Vessel under the Charter, the Vessel shall not be dry-docked unless required by the Classification Society.

In lieu of dry-docking, Owners shall have the right to appoint a diver acceptable to the Classification Society to undertake an underwater inspection at a convenient port after giving reasonable notice and with due consultation between Owners and Charterers. Such divers’ inspection shall be carried out at Owners’ expense and without interference to the Vessel’s trading and normal operation.

Should such underwater inspection reveal damages that affect the class of the Vessel whereby such damage repairs cannot be made to the Vessel without dry-docking and the Classification Society will not grant an extension, then Vessel is to be dry-docked as soon as possible by Charterers to repair such damages to the Classification Society’s satisfaction at Charterers’ time and expense.

If in the opinion of the Classification Society the damages do not necessitate immediate dry-docking, then the Classification Society shall issue a certificate showing the extent and place of damage and Charterers shall repair same to the satisfaction of the Classification Society at next dry-docking, provided that such dry-docking is within the Charter Period. If the next Classification Society dry- docking is after the re-delivery of the Vessel under this Charter, the Charterers shall in their option (i) repair such damages before redelivery of the Vessel hereunder or (ii) provide the Owners with an agreed lump sum, (the Charterers and the Owners shall each select a reputable shipyard in the redelivery range and obtain from such shipyard a quotation for the cost of repairs of the damage. The estimated cost of repairs shall be defined as the average of the two quotations obtained from the two shipyards), a first class bank guarantee or sum a cash deposit to be provided, in the Charterers’ option, covering the expected costs of such repairs.

This Clause 36 shall not apply if the Charterers exercise their purchase option as set out in Clause 40.

The Vessel with everything belonging to her shall be at the Charterers’ risk and expense until she is delivered to the Owners, but subject to the terms and conditions of this Charter she shall be re- delivered and taken over as she was at the time of joint surveys in accordance with clause 7 in this Charter, fair wear and tear excepted.

37.	Familiarisation

The Owners shall have a right to place two representatives on board the Vessel for familiarisation purposes twenty-one (21) days prior to the redelivery of the Vessel to Owners under this Charter. These representatives shall sign the Charterers’ usual indemnity form. Charterers shall cooperate with Owners’ representatives for their reasonable comments, requests and questions which they may have for familiarisation purpose.

This Clause 37 shall not apply if the Charterers exercise their purchase option as set out in Clause 40.

38.	Owners’ Assignment, Performance Guarantee and Quiet Enjoyment Letter

The Owners warrant that its purpose and business will be the acquisition and bareboat chartering out of the Vessel as contemplated in this Charter and the MOA attached as Appendix A.

The Owners shall have the right to assign to any and all mortgagees of the Vessel who are banks financing the Vessel any and all of the rights, benefits and interest of the Owners in and to this Charter, including but not limited to assignments of earnings and assignment of this Charter and Vessel’s insurance subject to Clause 41.

The Charterers are entitled to receive a quiet enjoyment letter from the financiers of the Owners, in customary form for these transactions, and the Owners shall also agree to issue a quiet enjoyment letter from the Owners to its customers if so requested by the Charterer’s customer. Such quiet enjoyment letters to be on terms acceptable to the Charterers.

The Owners hereby undertake to the Charterers throughout the term of this Charter that, as long as no Charterers’ Default has occurred and is continuing, the Owners shall not disturb or interfere in any way whatsoever with the quiet and peaceful use, enjoyment, possession and employment of the Vessel by the Charterers.

The performance of the Charterers hereunder shall be guaranteed by the Charterers’ Guarantor. The guarantee shall be in the format attached hereto as Appendix B.

39.	Transfer of the Vessel

(a)
Any change of ownership of the Vessel or of the ownership of the Owners during the Charter Period shall require the Charterers’ prior written approval which Charterers shall be at full discretion whether to grant or decline.

(b)
The Owners undertake that V7 Fune Inc. shall remain a wholly owned subsidiary of Village Seven Co., Ltd. during the term of this Charter. A change of control in V7 Fune Inc. shall be deemed as owners’ default under Clause 28 of this Charter.

(c)
Each of the Owners and Charterers shall during the Charter Period be entitled to assign their rights and obligations to any of their affiliates under the Charter subject to the prior written consent of the other Party, which shall not be unreasonably withheld, and in such case the guarantees granted hereunder shall continue to remain in full force and effect irrespective of the said assignment(s) under the Charter. Each Party shall bear their own costs related to the above assignments.

40.	Charterers’ Purchase Option

Charterers may purchase the Vessel at any time during the Charter (the “Purchase Option”), starting from the 2nd anniversary of the Delivery Date, or in case of a default hereunder by the Owners, at any time during the Charter at a price (the “Purchase Option Price”) calculated as follows:

The Purchase Option Price = [A – [ (A-B) / 365 x C]]*1.03

Where:
A:
the Loan Outstanding at the end of the year preceding the year in which the Vessel is delivered (i.e. Loan Outstanding in month 24, 36, 48 or 53 as the case may be). If the Vessel is delivered at an exact anniversary of the Delivery Date, “A” in the formula above shall be the same as “B” i.e. Loan Outstanding at the date on which the Vessel is delivered;

B:	the Loan Outstanding at the end of the year in which the Vessel is delivered (i.e. in month 24, 36, 48, or 53 as the case may be); and

C:	the actual number of days from the beginning of the year in which the Vessel was delivered to (and including) the actual delivery date of the Vessel under the Purchase Option.

Notwithstanding the following paragraph, the Purchase Option Price at the end of the period of this Charter shall be USD7,811,111.00.

Charterers obligation to pay Charter Hire shall cease to apply from the actual delivery date of the Vessel under Purchase Option.

The Charterers must give a minimum of 90 (ninety) days’ written notice of their intention to buy the Vessel, subject to the options being exercised in the months from August to March, otherwise the Charterers must give a minimum of 120 (one hundred twenty) days’ written notice of their intention to buy the vessel (in April to July). The Purchase Option Price shall be paid to the Owners upon delivery of the Vessel as per Clause 3 of the MOA attached hereto as Appendix A. The Vessel shall be delivered as soon as possible after expiry of the 90 (ninety) or 120 (one hundred twenty) days’ notice and Owners undertake to render the necessary assistance in order to achieve this. Once the Purchase Option has been exercised by Charterers, they may not withdraw same.

The Charterers shall accept the Vessel on an “AS IS, WHERE IS” basis and the Owners shall, take such steps to obtain and furnish such documents and take such other actions as the Charterers may reasonably request in order to facilitate the sale and re-registration of the Vessel under such flag as the Charterers may designate.

With respect to such sale, the Owners warrant that the Vessel at such sale shall be free of any encumbrances, debts, mortgages and maritime liens whatsoever and that the Owners have not committed any act or omission which would impair title to the Vessel and Owners hereby agree to indemnify and hold harmless Charterers in respect of any and all damages, costs and expenses whatsoever resulting from any breach of such warranty.

The terms and conditions of the form of the MOA attached hereto as Appendix A shall govern the purchase of the Vessel as set out in this Clause 40.

Upon completion of such purchase of the Vessel as set out in this Clause 40, the Charter and all further rights and obligations of the parties hereunder (except for indemnities and other obligations that by their nature should survive the termination of this Charter) shall terminate.

41.	Insurance

(a)
For the purposes of this Charter, the term “Total Loss” shall mean any actual or constructive or compromised or agreed or arranged total loss of the Vessel including any such total loss as may arise during a requisition for hire.

(b)	The Charterers undertake with the Owners that throughout the Charter Period:-

(i)
without prejudice to their obligations under Clause 13 hereof, they will keep the Vessel insured on the basis of the Institute of London Underwriters “Institute Time Clause-Hull” and “Institute War and Strikes Clauses” as amended or similar, as the Charterers shall choose with such insurers (including P&I Clubs and war risks Associations) as the Charterers shall choose, provided that all insurances are issued with reputable insurers and that any P&I association which is a member of the International Group of P&I Clubs and the current H&M terms and underwriters shall be deemed to be pre-approved (it being agreed and understood by the Charterers that there shall be no element of self-insurance or insurance through captive insurance companies without the prior written consent of the Owners);

(ii)
the policies in respect of the insurances against fire and usual marine risks and the policies or entries in respect of the insurances against war risks shall, in each case, be endorsed to the effect that payment of a claim for a Total Loss will be made to the Owners (or the Mortgagees as assignees thereof) (who shall upon the receipt thereof apply the same in the manner described in Clause 41(e) hereof);

(iii)	the Charterers shall procure that duplicates or copies of all cover notes, policies and certificates of entry shall be furnished to the Owners for their custody, upon request;

(iv)	the Charterers shall procure that the insurers and the war risk and protection and indemnity associations with which the Vessel is entered shall:

(A)	furnish the Owners and Mortgagee with a letter or letter of undertaking in such form as may from time to time be reasonably required by the Owners, and

(B)	supply to the Owners such information in relation to the insurances effected, or to be effected, with them as the Owners may from time to time reasonably require; and

(v)
the Charterers shall procure that the policies, entries or other instruments evidencing the insurances are endorsed to the effect that the insurers shall give to the Owners not less than five
(5) days prior written notification of any amendment, suspension, cancellation or termination of the insurances, unless subject to any automatic termination/cancellation of cover provisions in the relevant insurances, in which event, if such insurances are automatically terminated/cancelled, Owners shall be advised promptly and Charterers shall immediately procure re-instatement or replacement insurances of those terminated/cancelled insurances.

(c)
Notwithstanding anything to the contrary contained in Clauses 13 and 41 (b) hereof, the Vessel shall be kept insured during the Charter Period in respect of marine and war risks on hull and machinery basis for not less than one hundred and ten per cent (110%) of the Loan Outstanding or the Purchase Option Prices, whichever is higher (hereinafter referred to as the “Minimum Insured Value”).

The Owners may request the Charterers to increase the insurance value above the Minimum Insured Value, however, any additional insurance costs related thereby shall be for the Owners’ account.

(d)	If the Vessel becomes a Total Loss or becomes subject to Compulsory Acquisition the chartering of the Vessel to the Charterers hereunder shall cease and the Charterers shall:-

(i)
immediately pay to the Owners all hire, and any other amounts, which have fallen due for payment under this Charter and have not been paid as at up to the date on which the Total Loss or Compulsory Acquisition occurred as described below (the “Date of Loss”) and shall cease to be under any liability to pay any further hire. All hire and any other amounts prepaid by the Charterers relating to the period after the Date of Loss shall be forthwith refunded by the Owners and any hire paid in advance to be adjusted/reimbursed.

(ii)	For the purpose of ascertaining the Date of Loss:-

(A)
an actual total loss of the Vessel shall be deemed to have occurred on the actual date the Vessel was lost but in the event of the date of the loss being unknown the actual total loss shall be deemed to have occurred on the date on which it is acknowledged by the insurers to have occurred;

(B)
a constructive, compromised, agreed, or arranged total loss of the Vessel shall be deemed to have occurred on the date that notice claiming such a total loss of the Vessel is given to the insurers, or, if the insurers do not admit such a claim, at the date and time at which a total loss is subsequently admitted by the insurers or the date and time adjudged by a competent court of law or arbitration tribunal to have occurred. Either the Owners or, with the prior written consent of the Owners (such consent not to be unreasonably withheld), the Charterers shall be entitled to give notice claiming a constructive total loss but prior to the giving of such notice there shall be consultation between the Charterers and the Owners and the party proposing to give such notice shall be supplied with all such information as such party may request; Each of the Owners and the Charterers, upon the request of the other, shall promptly execute such documents as may be required to enable the other to abandon the Vessel and claim a constructive total loss and shall give all possible assistance in pursuing the said claim; and

(C)	Compulsory Acquisition shall be deemed to have occurred at the time of occurrence of the relevant circumstances described in Clause 25(b) hereof.

(e)
All moneys payable under the insurance effected by the Charterers pursuant to Clauses 13 and 41, or other compensation, in respect of a Total Loss or pursuant to Compulsory Acquisition of the Vessel shall be received in full by the Owners (or the Mortgagees as assignees thereof) and applied by the Owners (or, as the case may be, the Mortgagees):

FIRSTLY, in payment of all the Owners’ or the Charterers’ costs incidental to the collection thereof,

SECONDLY, in or towards payment to the Owners (to the extent that the Owners have not already received the same in full) of a sum equal to the Purchase Option Price as per the provisions in clause 40 immediately above, for the year in which the Date of Loss occurs and which shall be calculated pro rata per diem (and determined on the same principles should a Date of Loss occur prior to the Purchase Option being applicable),

THIRDLY, in payment of any surplus to the Charterers by way of compensation for early termination.

(f)
In respect of partial losses, any payment by insurance underwriters not exceeding USD7500,000.00 shall be paid directly to the Charterers who shall apply the same to effect the repairs in respect of which payment is made. Any moneys in excess of USD 750,000.00 payable under such insurance other than Total Loss shall be paid to the Charterers subject to the prior written consent of the Owners or the Owners’ bank but such consent shall not be unreasonably withheld or delayed. In the absence of such prior written consent the money shall be paid to the Owners or the Owners’ bank who shall apply the same for Charterers’ effect of the repairs in respect of which payment is made.

(g)	The provisions of Clauses 13 and 41 hereof shall not apply in any way to the proceeds of any additional insurance cover effected by the Owners and/or the Charterers for their own account and benefit.

(h)	The Charterers shall promptly notify the Owners of:

(i)	any accident to the Vessel involving repairs the cost of which exceeds USD 750,000.00 or the equivalent in any other currencies; or

(ii)	any occurrence in consequence whereof the Vessel has become a Total Loss or Compulsory Acquisition.

42.	Inconsistency

In case of any inconsistency between (i) the standard terms of this Charter and (ii) the Rider Clauses, the latter shall prevail.

43.	Registration Fees

Any and all documented fees and charges incurred by the Owners/Buyers in connection with registration or reregistration of the Vessel on delivery or re-delivery of the Vessel, including but not limited to SMBC’s upfront fee, mortgage registration fees, escrow agent fees, if any, and discharge of mortgage fees at the end of the Charter, to be borne by the Charterers, with the aggregate amount to be limited to USD 100,000.00.

44.	Floating part of charter hire

In the charter hire structure set out in Box 22, the Floating part shall be calculated by Loan Outstanding in the table set out below times (3 Month TERM CME SOFR plus 3.00%) times number of days during the upcoming month divided by 360 days.

3 Month TERM CME SOFR will be set on each applicable Quotation Day, will be updated on a quarterly basis and shall remain stable for three (3) consecutive charter hire payments. Should the 3 Month TERM CME SOFR rate fall below zero, a SOFR rate equal to zero to be applied.

Month	Loan Outstanding	Month	Loan Outstanding
0	19,000,000	27	13,300,000
1	18,788,889	28	13,088,889
2	18,577,778	29	12,877,778
3	18,366,667	30	12,666,667
4	18,155,556	31	12,455,556
5	17,944,444	32	12,244,444
6	17,733,333	33	12,033,333
7	17,522,222	34	11,822,222
8	17,311,111	35	11,611,111
9	17,100,000	36	11,400,000
10	16,888,889	37	11,188,889
11	16,677,778	38	10,977,778
12	16,466,667	39	10,766,667
13	16,255,556	40	10,555,556
14	16,044,444	41	10,344,444
15	15,833,333	42	10,133,333
16	15,622,222	43	9,922,222
17	15,411,111	44	9,711,111
18	15,200,000	45	9,500,000
19	14,988,889	46	9,288,889
20	14,777,778	47	9,077,778
21	14,566,667	48	8,866,667
22	14,355,556	49	8,655,556
23	14,144,444	50	8,444,444
24	13,933,333	51	8,233,333
25	13,722,222	52	8,022,222
26	13,511,111	53	7,811,111

45.	Charterers’ information undertaking

(a)
The Charterers shall obtain an appraisal report from Clarksons Platou, Braemar ACM, Fearnleys AS, Arrow Valuations, Simpson Spence & Young Limited, Howe Robinson, BRS Group and Allied Shipbroking or any other firm or firms of shipbrokers approved in writing by the Owners as of each last bussiness day of March during the Charter Period and provide such report to the Owners.

(b)
The Charterers and/or the Charterers’ Guarantor shall provide the Owners with each of its audited or unaudited (in the case of the Charterer) financial reports on an annual basis during the Charter Period within 180 days from each of its financial year end.

46.	Money laundering, sanctions, anti-corruption:

Notwithstanding any other clause in this Charter, each Party warrants, represents and undertakes to the other Party on a continuing basis:

(Money laundering):
that it, and parties acting on its behalf in relation to this Charter, shall observe and abide with, including but not limited any law, official requirement or other regulatory measure or procedure implemented to combat money laundering as defined in any laws or regulations applicable to such Party, and

(Sanctions):
that it, nor any of their directors, executive managers and owners, is sanctioned by USA, the UK, the European union or the United Nations or any other nation or governmental body or organization relevant to the trading of the Vessel under this Charter, and that it, its directors, executive managers and owners, has not been a party, either directly or indirectly, to any contract or conduct in contravention of any applicable sanctions legislation or directives of either the USA, the UK, the European union or the United Nations or any other nation or governmental body or organization relevant to the trading of the Vessel under this Charter. Moreover, the Party is acting for itself only and is not acting on behalf of any other individual or corporation, and

(Anti-corruption):
that it, its directors, executive managers and owners shall comply with all applicable anti-corruption laws, regulations and contractual provisions, including without limitation the US Foreign Corrupt Practices Act and the UK Bribery Act, and

that it, its directors, executive managers and owners shall not, directly or through third parties, in relation to the Charter, give, promise or attempt to give, or approve or authorize the giving of, anything of value to any person, any public official or any entity for the purpose of:
-	securing any improper advantage for either Party;
-	inducing or influencing anyone improperly to take action or refrain from taking action in order for either Party to obtain or retain business, or to secure the direction of business to either Party;
-	inducing or influencing anyone to use his/her influence with any Government or public international organization for such purpose; and

that:
-	to the best of its knowledge, none of its directors, executive managers or owners have carried out any of the actions described above;
-
all remuneration received under this Charter is solely intended as compensation for the services expressly provided under this Charter, including the Parties’ related documented costs and expenses, and that it is not receiving remuneration for any other purpose; and,

-	neither the Party, nor any of its companies, directors, executive managers or owners shall use any part of said remuneration for any purpose prohibited under this clause 46

(Others):
that neither it, its directors, executive managers and owners, have been suspended from doing business in any form subject to investigation or charged with or sentenced for relevant criminal behaviour, fraud, false statements, corruption or other related activities;

47.	Confidentiality

This Charter including all negotiations, fixtures and written correspondence shall remain strictly confidential between the Owners, the Charterers, financiers/banks and insurance companies provided however that each of the Owners, Charterers and Seanergy Maritime Holdings Corp. may disclose as much as may be necessary of the terms of this Charter and relevant documentation to their auditors, third party managers, legal counsels, accountants, affiliates and as otherwise may be required by applicable laws or regulations, including but not limited to any stock exchange and/or securities and exchange commission laws and regulations. Any report or release or publication of the lease back shall not be grounds for either the Owners or the Charterers to withdraw from their obligations under this Charter. Press releases or reports as required by stock exchange rules and regulations are allowed.

IN WITNESS HEREOF the Owners and the Charterers have signed and executed TWO COPIES of this Charter the day and year first written.

For the Owners:	For the Charterers:

/s/ Mamoru Nanamura	/s/ Stavros Gyftakis

Village Seven Co., Ltd.	Lord Ocean Navigation Co.
Mamoru Nanamura	Stavros Gyftakis
Representative Director/ President	Director/ Treasurer

For the Owners:

/s/ Mamoru Nanamura

V7 Fune Inc.
Mamoru Nanamura Representative Director/ President

List of Appendices:

Appendix A:	Memorandum of Agreement for purchase option
Appendix B:	Form of performance guarantees

Appendix A

SALESFORM 2012
Norwegian Shipbrokers` Association`s
Memorandum of Agreement for sale and purchase of ships

1	Dated:
2
3	Village Seven Co., Ltd. of 6-21, Konan 3-chome, Minato-ku, Tokyo, Japan (owners of the 99.99% of the
4	shares, title 4 and ownership and interest in the Vessel), (owner of the 99.99% of the shares, title and
5	ownership and interest in the 5 Vessel), and V7 Fune Inc. of BICSA Financial Center, 60th Floor, Balboa
6	Avenue, Panama City, Republic of Panama 6 (owner of the 0.01% of the shares, title and ownership and
7	interest in the Vessel) ~~(Name of sellers)~~, hereinafter called the “Sellers”, have agreed to sell, and
8
9	Lord Ocean Navigation Co., of 80 Broad Street, Monrovia, Liberia (guaranteed by Seanergy Maritime
10	Holdings Corp.) ~~(Name of buyers)~~, hereinafter called the “Buyers”, have agreed to buy:
11
12	Name of vessel: M/V Lordship
13
14	IMO Number: 9519066
15
16	Classification Society: BV
17
18	Class Notation:
19	Bulk carrier CSR BC-A (holds 2,4,6 and 8 may be empty) ESP GRAB 30
20
21
22	Year of Build: 2010 Builder/Yard: Hyundai Heavy Industries
23
24	Flag: Liberia Place of Registration: GT/NT: 93,564 / 59,500
25
26	hereinafter called the “Vessel”, on the following terms and conditions:
27
28	Definitions
29
30	“Banking Days” are days (other than a Saturday and Sunday) on which banks are open ~~both~~ in Liberia, Tokyo,
31	Piraeus, London and New York ~~the country of the currency stipulated for the Purchase Price in Clause 1~~
32	~~(Purchase Price) and in the place of closing stipulated in Clause 8 (Documentation) and(add additional~~
33	~~jurisdictions as appropriate)~~.
34	“Buyers’ Nominated Flag State” means Liberia. ~~(state flag state~~).
35
36	“BBCP” means Bareboat Charter Party dated 24th April 2023 agreed between Lord Ocean Navigation Co.
37	(guaranteed by Seanergy Maritime Holdings Corp.) and Village Seven Co., Ltd., and V7 Fune Inc., as owners
38	(as from time to time amended, novated and supplemented).
39
40	“Charterer” means Charterers as defined under the BBCP.
41
42	“Owners” means Owners as defined under the BBCP.
43	“Class” means the class notation referred to above.
44	“Classification Society” means the Society referred to above.

45	~~“Deposit” shall have the meaning given in Clause 2 (Deposit).~~
46	~~“Deposit Holder” means (state name and location of Deposit Holder) or, if left blank, the Sellers’ Bank, which~~
47	~~shall hold and release the Deposit in accordance with this Agreement.~~
48	“In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa, a registered
49	letter, email or telefax.
50	“Parties” means the Sellers and the Buyers.
51	“Purchase Price” means the price for the Vessel as stated in Clause 1 (Purchase Price).
52	“Sellers’ Account” means an account held with Sellers’ Bank (state details of bank account) at the Sellers’
53	Bank.
54	“Sellers’ Bank” means such bank or banks ~~(state name of bank, branch and details) or, if left blank, the bank~~
55	notified in writing by the Sellers to the Buyers for receipt of the Purchase Price.
56
57	1. Purchase Price
58
59	The Purchase Price shall be the Purchase Option Price calculated in accordance with Clause 40 of the
60	BBCP ~~is (state currency and amount both in words and figures)~~.
61
62	~~2. Deposit~~
63
64	~~As security for the correct fulfilment of this Agreement the Buyers shall lodge a deposit of % (per cent) or,~~
65	~~if left blank,10% (ten per cent), of the Purchase Price (the “Deposit”) in an interest bearing account for the~~
66	~~Parties with the Deposit Holder within three (3) Banking Days after the date that:~~
67
68	~~(i) this Agreement has been signed by the Parties and exchanged in original or by e-mail or telefax; and~~
69
70	~~(ii) the Deposit Holder has confirmed in writing to the Parties that the account has been opened.~~
71
72	~~The Deposit shall be released in accordance with joint written instructions of the Parties. Interest, if any,~~
73	~~shall be credited to the Buyers. Any fee charged for holding and releasing the Deposit shall be borne~~
74	~~equally by the Parties. The Parties shall provide to the Deposit Holder all necessary documentation to open~~
75	~~and maintain the account without delay.~~
76
77	3. Payment
78
79	~~On delivery of the Vessel, but not later than three (3) Banking Days after the date that Notice of Readiness~~
80	~~has been given in accordance with Clause 5 (Time and place of delivery and notices):~~
81
82	~~(i)the Deposit shall be released to the Sellers; and~~
83
84	(ii)~~the balance of~~ The Purchase Price and all other sums payable on delivery by the Buyers to the Sellers
85	under this Agreement shall be remitted ~~paid~~ in full free of bank charges to a suspense account with
86	the Sellers’ ~~Account~~ Bank and held to Buyers’ order at least three (3) Banking days prior to the expected time of
87	delivery of the Vessel in order for the Sellers’ Bank to confirm the funds in the Sellers’ Bank before the
88	expected delivery date with a SWIFT(MT199) message to confirm that the funds are to be released to the
89	Sellers against a copy of the executed Protocol of Delivery and Acceptance confirming delivery of

90	the Vessel and/or returned in accordance with their instructions, including that the Sellers’ Bank shall return the
91	funds in full without any deductions if delivery has for any reason not taken place within ten (10) Banking
92	Days from the date of transfer to the Sellers Bank, or such other manner as may be agreed between the
93	Sellers and the Buyers.
94
95	4. Inspection
96
97	~~(a)* The Buyers have inspected and accepted the Vessel’s classification records. The Buyers have also~~
98	~~inspected the Vessel at/in (state place) on (state date) and have accepted the Vessel~~
99	~~following this inspection and the sale is outright and definite, subject only to the terms and conditions of this~~
100	~~Agreement.~~
101
102	~~(b)* (i) The Buyers shall have the right to inspect the Vessel’s classification records and declare whether same~~
103	~~are accepted or not within (state date/period).~~
104
105	~~(ii) The Sellers shall make the Vessel available for inspection at/in (state place/range) within (state~~
106	~~date/period).~~
107
108	~~The Buyers shall undertake the inspection without undue delay to the Vessel. Should the Buyers cause undue~~
109	~~delay they shall compensate the Sellers for the losses thereby incurred.~~
110
111	~~The Buyers shall inspect the Vessel without opening up and without cost to the Sellers.~~
112
113	~~During the inspection, the Vessel’s deck and engine log books shall be made available for examination by~~
114	~~the Buyers.~~
115
116	~~The sale shall become outright and definite, subject only to the terms and conditions of this Agreement,~~
117	provided that the Sellers receive written notice of acceptance of the Vessel from the Buyers within seventy-
118	~~two (72) hours after completion of such inspection or after the date/last day of the period stated in Clause~~
119	~~4(b)(ii), whichever is earlier.~~
120
121	~~Should the Buyers fail to undertake the inspection as scheduled and/or notice of acceptance of the Vessel’s~~
122	~~classification records and/or of the Vessel not be received by the Sellers as aforesaid, the Deposit together~~
123	~~with interest earned, if any, shall be released immediately to the Buyers, whereafter this Agreement shall be~~
124	~~null and void.~~
125
126	~~*4(a) and 4(b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 4(a)~~
127	~~shall apply.~~
128
129	5. Time and place of delivery and notices
130
131	(a) The Vessel shall be delivered and taken over safely afloat at the Vessel’s location at the time of delivery.
132
133	~~Notice of Readiness shall not be tendered before: (date)~~
134
135	The Buyers, as the Charterers under the BBCP, having exercised their purchase option, are to give Sellers
136	not less than 90 days’ notice of the approximate date of which they (or their nominee) intend to take delivery
137	of the Vessel under the Agreement, followed by, 20, 15, 7, 5 and 3 days’ notice of estimated time of arrival
138	at intended place of delivery of the Vessel and 1 day definite notice of the time and intended place of delivery of
139	the Vessel.
140
141	Expected time of delivery: 91-120 days after the Buyers issuance of their notice of intention to purchase the
142	Vessel pursuant to BBCP Clause 40, or such later date as maybe agreed by the Sellers.
143

144	Cancelling Date ~~(see Clauses 5(c), 6(a)(i), 6(a)(iii) and 14)~~: 150 days after Buyers issuance of their
145	notice of intention to purchase the Vessel pursuant to BBCP Clause 40, or such later date as may be
146	agreed by the Sellers.
147
148	~~(b) The Sellers shall keep the Buyers well informed of the Vessel’s itinerary and shall provide the Buyers with~~
149	~~twenty (20) fourteen(14) , ten (10), five (5) and three (3) days’ notice of the date the Sellers intend to tender~~
150	~~Notice of Readiness and of the intended place of delivery.~~
151
152	~~When the Vessel is at the place of delivery and physically ready for delivery in accordance with this~~
153	~~Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.~~

154
155	(c) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the Vessel will not be ready
156	for delivery by the Cancelling Date they may notify the Buyers in writing stating the date when they anticipate
157	that the Vessel will be ready for delivery and proposing a new Cancelling Date. Upon receipt of
158	such notification the Buyers shall have the option of either cancelling this Agreement in accordance with
159	Clause 14 (Sellers’ Default) within three (3) Banking Days of receipt of the notice or of accepting the new
160	date as the new Cancelling Date. If the Buyers have not declared their option within three (3) Banking Days
161	of receipt of the Sellers’ notification or if the Buyers accept the new date, the date proposed in the Sellers’
162	notification shall be deemed to be the new Cancelling Date and shall be substituted for the Cancelling Date
163	stipulated in ~~line79~~ line144-146.
164
165	If this Agreement is maintained with the new Cancelling Date all other terms and conditions hereof including
166	those contained in Clauses 5(b) and 5(d) shall remain unaltered and in full force and effect.
167
168	(d) Cancellation, failure to cancel or acceptance of the new Cancelling Date shall be entirely without prejudice
169	to any claim for damages the Buyers may have under Clause 14 (Sellers’ Default) for the Vessel not being
170	ready by the original Cancelling Date.
171
172	(e) Should the Vessel become an actual, constructive or compromised total loss before delivery ~~the Deposit~~
173	~~together with interest earned, if any, shall be released immediately to the Buyers whereafter~~ this Agreement
174	shall be null and void without any liability upon the Sellers or the Buyers under this Agreement.
175
176
177	6. Divers Inspection / Drydocking
178
179	~~(a)* (i) The Buyers shall have the option at their cost and expense to arrange for an underwater inspection by a~~
180	~~diver approved by the Classification Society prior to the delivery of the Vessel. Such option shall be~~
181	~~declared latest nine (9) days prior to the Vessel’s intended date of readiness for delivery as notified by the~~
182	~~Sellers pursuant to Clause 5(b) of this Agreement. The Sellers shall at their cost and expense make the~~
183	~~Vessel available for such inspection. This inspection shall be carried out without undue delay and in the~~
184	~~presence of a Classification Society surveyor arranged for by the Sellers and paid for by the Buyers. The~~
185	~~Buyers’ representative(s) shall have the right to be present at the diver’s inspection as observer(s) only~~
186	~~without interfering with the work or decisions of the Classification Society surveyor. The extent of the~~
187	~~inspection and the conditions under which it is performed shall be to the satisfaction of the Classification~~
188	~~Society. If the conditions at the place of delivery are unsuitable for such inspection, the Sellers shall at their~~
189	~~cost and expense make the Vessel available at a suitable alternative place near to the delivery port, in~~
190	~~which event the Cancelling Date shall be extended by the additional time required for such positioning and~~
191	~~the subsequent re-positioning. The Sellers may not tender Notice of Readiness prior to completion of the~~
192	~~underwater inspection.~~
193
194	~~(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken,~~
195	~~damaged or defective so as to affect the Vessel’s class, then (1) unless repairs can be carried out afloat to the~~
196	~~satisfaction of the Classification Society, the Sellers shall arrange for the Vessel to be drydocked at their~~
~~197~~	~~expense for inspection by the Classification Society of the Vessel’s underwater parts below the deepest load~~

198	~~line, the extent of the inspection being in accordance with the Classification Society’s rules (2) such defects~~
199	~~shall be made good by the Sellers at their cost and expense to the satisfaction of the Classification Society~~
200	~~without condition/recommendation** and (3) the Sellers shall pay for the underwater inspection and the~~
201	~~Classification Society’s attendance.~~
202
203	~~Notwithstanding anything to the contrary in this Agreement, if the Classification Society do not require the~~
204	~~aforementioned defects to be rectified before the next class drydocking survey, the Sellers shall be entitled~~
205	~~to deliver the Vessel with these defects against a deduction from the Purchase Price of the estimated direct~~
206	~~cost (of labour and materials) of carrying out the repairs to the satisfaction of the Classification Society,~~
207	~~whereafter the Buyers shall have no further rights whatsoever in respect of the defects and/or repairs. The~~
208	~~estimated direct cost of the repairs shall be the average of quotes for the repair work obtained from two~~
209	~~reputable independent shipyards at or in the vicinity of the port of delivery, one to be obtained by each of the~~
210	~~Parties within two (2) Banking Days from the date of the imposition of the condition/recommendation, unless the~~
211	~~Parties agree otherwise. Should either of the Parties fail to obtain such a quote within the stipulated time then~~
212	~~the quote duly obtained by the other Party shall be the sole basis for the estimate of the direct repair costs. The~~
213	~~Sellers may not tender Notice of Readiness prior to such estimate having been established.~~
214
215	~~(iii) If the Vessel is to be drydocked pursuant to Clause 6(a)(ii) and no suitable dry-docking facilities are~~
216	~~available at the port of delivery, the Sellers shall take the Vessel to a port where suitable drydocking facilities~~
217	~~are available, whether within or outside the delivery range as per Clause 5(a). Once drydocking has taken~~
218	~~place the Sellers shall deliver the Vessel at a port within the delivery range as per Clause 5(a) which shall,~~
219	~~for the purpose of this Clause, become the new port of delivery. In such event the Cancelling Date shall be~~
220	~~extended by the additional time required for the drydocking and extra steaming, but limited to a maximum of~~
221	~~fourteen (14) days.~~
222
223	~~(b)* The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the Classification~~
224	~~Society of the Vessel’s underwater parts below the deepest load line, the extent of the inspection being in~~
225	~~accordance with the Classification Society’s rules. If the rudder, propeller, bottom or other underwater parts~~
226	~~below the deepest load line are found broken, damaged or defective so as to affect the Vessel’s class, such~~
227	~~defects shall be made good at the Sellers’ cost and expense to the satisfaction of the Classification Society~~
228	~~without condition/recommendation**. In such event the Sellers are also to pay for the costs and expenses in~~
229	~~connection with putting the Vessel in and taking her out of drydock, including the drydock dues and the~~
230	~~Classification Society’s fees. The Sellers shall also pay for these costs and expenses if parts of the tailshaft~~
231	~~system are condemned or found defective or broken so as to affect the Vessel’s class. In all other cases, the~~
232	~~Buyers shall pay the aforesaid costs and expenses, due and fees.~~
233
234	~~(b) I If the Vessel is drydocked pursuant to Clause 6(a)(ii) or 6(b) abovei) The Classification Society may~~
235	~~require survey of the tailshaft system, the extent of the survey being to the satisfaction of the~~
236	~~Classification surveyor. If such survey is not required by the Classification Society, the Buyers shall~~
237	~~have the option to require the tailshaft to be drawn and surveyed by the Classification Society, the~~
238	~~extent of the survey being in accordance with the Classification Society’s rules for tailshaft survey and~~
239	~~consistent with the current stage of the Vessel’s survey cycle. The Buyers shall declare whether they~~
240	~~require the tailshaft to be drawn and surveyed not later than by the completion of the inspection by the~~
241	~~Classification Society. The drawing and refitting of the tailshaft shall be arranged by the Sellers. Should~~
242	~~any parts of the tailshaft system be condemned or found defective so as to affect the Vessel’s class,~~
243	~~those parts shall be renewed or made good at the Sellers’ cost and expense to the satisfaction of~~
244	~~Classification Society without condition/recommendation**.~~
245
246	~~(iii) The costs and expenses relating to the survey of the tailshaft system shall be borne by the Buyers~~
247	~~unless the Classification Society requires such survey to be carried out or if parts of the system are~~
248	~~condemned or found defective or broken so as to affect the Vessel’s class, in which case the Sellers shall~~
249	~~pay these costs and expenses.~~
250

251	~~(iii) The Buyers’ representative(s) shall have the right to be present in the drydock, as observer(s) only~~
252	~~without interfering with the work or decisions of the Classification Society surveyor.~~
253
254	~~(iv) The Buyers shall have the right to have the underwater parts of the Vessel cleaned and painted at their~~
255	~~risk, cost and expense without interfering with the Sellers’ or the Classification Society surveyor’s work, if~~
256	~~any, and without affecting the Vessel’s timely delivery. If, however, the Buyers’ work in drydock is still in~~
257	~~progress when the Sellers have completed the work which the Sellers are required to do, the additional~~
258	~~docking time needed to complete the Buyers’ work shall be for the Buyers’ risk, cost and expense. In the~~
259	~~event that the Buyers’ work requires such additional time, the Sellers may upon completion of the Sellers’~~
260	~~work tender Notice of Readiness for delivery whilst the Vessel is still in drydock and, notwithstanding Clause~~
261	~~5(a), the Buyers shall be obliged to take delivery in accordance with Clause 3 (Payment), whether the~~
262	~~Vessel is in drydock or not.~~
263
264	~~*6(a) and 6(b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative~~
265	~~6(a) shall apply.~~
266
267	~~**Notes or memoranda, if any, in the surveyor’s report which are accepted by the Classification Society~~
268	~~without condition/recommendation are not to be taken into account.~~
269
270	7. Spares, bunkers and other items
271
272	The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore.
273	All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller
274	blade(s), if any, belonging to the Vessel at the time of ~~inspection~~ delivery used or unused, whether on board
275	or not, including any spares on order shall ~~become~~ remain the Buyers’ property. ~~, but spares on order are~~
276	~~excluded. Forwarding charges, if any, shall be for the Buyers’ account. The Sellers are not required to~~
277	~~replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are~~
278	~~taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of~~
279	~~the Buyers. Unused stores and provisions shall be included in the sale and be taken over by the Buyers~~
280	~~without extra payment.~~
281
282	~~Library and forms exclusively for use in the Sellers’ vessel(s) and captain’s, officers’ and crew’s personal~~
283	~~belongings including the slop chest are excluded from the sale without compensation, as well as the~~
284	~~following additional items: (include list)~~
285
286	~~Items on board which are on hire or owned by third parties, listed as follows, are excluded from the sale~~
287	~~without compensation: (include list)~~
288
289	Items on board at the time of ~~inspection~~delivery which are on hire or owned by third parties, not listed
290	above, shall ~~be replaced or procured by the Sellers prior to delivery at their cost and expense~~ remain with
291	the Buyers.
292
293	Any remaining bunkers and unused lubricating and hydraulic oils and greases in storage tanks and
294	unopened drums shall remain the property of the Buyers.
295
296	~~The Buyers shall take over remaining bunkers and unused lubricating and hydraulic oils and greases in~~
297	~~storage tanks and unopened drums and pay either:~~
298
299	~~(a)* the actual net price (excluding barging expenses) as evidenced by invoices or vouchers; or~~
300
301	~~(b)* the current net market price (excluding barging expenses) at the port and date of delivery of Vessel or, if~~
302	~~unavailable, at the nearest bunkering port,~~
303
304	~~for the quantities taken over.~~

305
306	~~Payment under this Clause shall be made at the same time and place and in the same currency as the~~
307	~~Purchase Price.~~
308
309	~~“inspection” in this Clause 7, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b)~~
310	~~(inspection), if applicable. If the Vessel is taken over without inspection, the date of this Agreement shall be~~
311	~~the relevant date.~~
312
313	~~*(a) and (b) are alternatives, delete whichever is not applicable. In the absence of deletions alternative (a)~~
314	~~shall apply.~~
315
316	8. Documentation
317
318	The place of closing: Virtual Closing or physical closing in JAPAN, to be agreed between the Sellers and
319	the Buyers
320
321	In exchange for payment of Purchase Price the Sellers shall furnish the Buyers with delivery documents
322	reasonably required by the Buyers. The delivery documents to be exchanged between the parties shall be
323	listed in an addendum hereto, namely “Addendum no.1”: List of delivery documents”
324
325	~~(a) In exchange for payment of the Purchase Price the Sellers shall provide the Buyers with the following~~
326	~~delivery documents:~~
327
328	~~(i) Legal Bill(s) of Sale in a form recordable in the Buyers’ Nominated Flag State, transferring title of the~~
329	~~Vessel and stating that the Vessel is free from all mortgages, encumbrances and maritime liens or any other~~
330	~~debts whatsoever, duly notarially attested and legalized or apostilled, as required by the Buyers’ Nominated~~
331	~~Flag State;~~
332
333	~~(ii) Evidence that all necessary corporate, shareholder and other action has been taken by the Sellers to~~
334	~~authorise the execution, delivery and performance of this Agreement;~~
335
336	~~(iii) Power of Attorney of the Sellers appointing one or more representatives to act on behalf of the Sellers in~~
337	~~the performance of this Agreement, duly notarially attested and legalized or apostilled (as appropriate);~~
338
339	~~(iv) Certificate or Transcript of Registry issued by the competent authorities of the flag state on the date of~~
340	~~delivery evidencing the Sellers’ ownership of the Vessel and that the Vessel is free from registered~~
341	~~encumbrances and mortgages, to be faxed or e-mailed by such authority to the closing meeting with the~~
342	~~original to be sent to the Buyers as soon as possible after delivery of the Vessel;~~
343
344	~~(v) Declaration of Class or (depending on the Classification Society) a Class Maintenance Certificate issued~~
345	~~within three (3) Banking Days prior to delivery confirming that the Vessel is in Class free of~~
346	~~condition/recommendation;~~
347
348	~~(vi) Certificate of Deletion of the Vessel from the Vessel’s registry or other official evidence of deletion~~
349	~~appropriate to the Vessel’s registry at the time of delivery, or, in the event that the registry does not as a~~
350	~~matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect~~
351	~~deletion from the Vessel’s registry forthwith and provide a certificate or other official evidence of deletion to~~
352	~~the Buyers promptly and latest within four(4) weeks after the Purchase Price has been paid and the Vessel~~
353	~~has been delivered;~~
354
355	~~(vii) A copy of the Vessel’s Continuous Synopsis Record certifying the date on which the Vessel ceased to~~
356	~~be registered with the Vessel’s registry, or, in the event that the registry does not as a matter of practice~~
357	~~issue such certificate immediately, a written undertaking from the Sellers to provide the copy of this~~
358	~~certificate promptly upon it being issued together with evidence of submission by the Sellers of a duly~~

359	~~executed Form 2 stating the date on which the Vessel shall cease to be registered with the Vessel’s registry;~~
360
361	~~(viii) Commercial Invoice for the Vessel;~~
362
363	~~(ix) Commercial Invoice(s) for bunkers, lubricating and hydraulic oils and greases;~~
364
365	~~(x) A copy of the Sellers’ letter to their satellite communication provider cancelling the Vessel’s~~
366	~~communications contract which is to be sent immediately after delivery of the Vessel;~~
367
368	~~(xi) Any additional documents as may reasonably be required by the competent authorities of the Buyers’~~
369	~~Nominated Flag State for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any~~
370	~~such documents as soon as possible after the date of this Agreement; and~~
371
372	~~(xii) The Sellers’ letter of confirmation that to the best of their knowledge, the Vessel is not black listed by~~
373	~~any nation or international organisation.~~
374
375	~~(b) At the time of delivery the Buyers shall provide the Sellers with:~~
376
377	~~(i) Evidence that all necessary corporate, shareholder and other action has been taken by the Buyers to~~
378	~~authorise the execution, delivery and performance of this Agreement; and~~
379
380	~~(ii) Power of Attorney of the Buyers appointing one or more representatives to act on behalf of the Buyers in~~
381	~~the performance of this Agreement, duly notarially attested and legalised or apostilled (as appropriate).~~
382
383	~~(c) If any of the documents listed in Sub-clauses (a) and (b) above are not in the English language they shall be~~
384	~~accompanied by an English translation by an authorised translator or certified by a lawyer qualified to~~
385	~~practice in the country of the translated language.~~
386
387	~~(d) The Parties shall to the extent possible exchange copies, drafts or samples of the documents listed in Sub-~~
388	~~clause (a) and Sub-clause (b) above for review and comment by the other party not later than (state number~~
389	~~of days), or if left blank, nine (9) days prior to the Vessel’s intended date of readiness for delivery as notified~~
390	~~by the Sellers pursuant to Clause 5(b) of this Agreement.~~
391
392	~~(e) Concurrent with the exchange of documents in Sub-clause (a) and Sub-clause (b) above, the Sellers shall~~
393	~~also hand to the Buyers the classification certificate(s) as well as all plans, drawings and manuals, (excluding~~
394	~~ISM/ISPS manuals), which are on board the Vessel. Other certificates which are on board the Vessel shall also~~
395	~~be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers have the~~
396	~~right to take copies.~~
397
398	~~(f) Other technical documentation which may be in the Sellers’ possession shall promptly after delivery be~~
399	~~forwarded to the Buyers at their expense, if they so request. The Sellers may keep the Vessel’s log books~~
400	~~but the Buyers have the right to take copies of same.~~
401
402	(g) The Parties shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date
403	and time of delivery of the Vessel from the Sellers to the Buyers.
404
405	9. Encumbrances
406
407	Other than any charter entered into by the Buyers, t~~T~~he Sellers warrant that the Vessel, at the time of
408	delivery, is free from all charters, claims, taxes, encumbrances, mortgages and maritime liens or any other
409	debts whatsoever, except for those created or incurred by the Charterers. The Sellers make no warranty as
410	to whether the Vessel being ~~and is not~~ subject to Port State or other administrative detentions at the time of
411	delivery. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made
412	against the Vessel which have been incurred prior to the time of delivery.

413
414	10. Taxes, fees and expenses
415
416	Any taxes, fees and expenses in connection with the purchase ~~and registration in the Buyers’~~ of the Vessel
417	and its registration ~~Nominated Flag State~~ shall be for the Buyers’ account, whereas similar charges in
418	connection with the closing of the Sellers’ register shall be for the Sellers’ account.
419
420	11. Condition of delivery
421
422	The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is delivered to
423	the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over
424	“as is where is” ~~she was~~ at the time of ~~inspection~~ delivery.
425	Save for any breach by Sellers under the terms of this Agreement or as Owners under the BBCP, the
426	Buyers, in their capacity as Charterers under the BBCP, to be responsible for ensuring that the Vessel is in a
427	position and physical condition to be delivered to Buyers on the Delivery Date and remain responsible for
428	the Vessel under the terms of the BBCP until the time of delivery to the Buyers.
429	~~, fair wear and tear excepted.~~
430
431	~~However, the Vessel shall be delivered free of cargo and free of stowaways with her Class maintained~~
432	~~without condition/recommendation*, free of average damage affecting the Vessel’s class, and with her~~
433	~~classification certificates and national certificates, as well as all other certificates the Vessel had at the time~~
434	~~of inspection, valid and unextended without condition/recommendation* by the Classification Society or the~~
435	~~relevant authorities at the time of delivery.~~
436
437	~~“Inspection” in this Clause 11, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b)~~
438	~~(Inspections), if applicable. If the Vessel is taken over without inspection, the date of this Agreement shall be~~
439	~~the relevant date.~~
440
441	~~*Notes and memoranda, if any, in the surveyor’s report which are accepted by the Classification Society~~
442	~~without condition/recommendation are not to be taken into account.~~
443
444	12. Name/markings
445
446	~~Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings.~~
447
448	13. Buyers’ default
449
450	~~Should the Deposit not be lodged in accordance with Clause 2 (Deposit), the Sellers have the right to~~
451	~~cancel this Agreement, and they shall be entitled to claim compensation for their losses and for all expenses~~
452	~~incurred together with interest.~~
453
454	Should the Purchase Price not be paid in accordance with Clause 3 (Payment) and such failure is not
455	remedied within five (5) Banking Days then the Sellers have the right to cancel this Agreement, ~~in which~~
456	~~case the Deposit together with interest earned, if any, shall be released to the Sellers. If the Deposit does~~
457	~~not cover their loss, the Sellers shall be entitled to~~ and claim ~~further~~ compensation for their losses and for all
458	expenses incurred by the Sellers in preparation of the sale of the Vessel ~~together with interest~~.
459
460	14. Sellers’ default
461
462	Should the Sellers fail to ~~give Notice of Readiness in accordance with Clause 5(b) or fail to be ready to~~
463	validly complete a legal transfer by the Cancelling Date the Buyers shall have the option of cancelling this
464	Agreement and~~. If after Notice of Readiness has been given but before the Buyers have taken delivery, the~~
~~465~~	~~Vessel ceases to be physically ready for delivery and is not made physically ready again by the Cancelling~~

466	~~Date and new Notice of Readiness given, the Buyers shall retain their option to cancel. In the event that the~~
467	~~Buyers elect to cancel this Agreement, the Deposit together with interest earned, if any, shall be released to~~
468	~~them immediately.~~
469
470	~~Should the Sellers fail to give Notice of Readiness by the Cancelling Date or fail to be ready to validly~~
471	~~complete a legal transfer as aforesaid they~~ the Sellers shall make due compensation to the Buyers for their
472	loss and for all expenses incurred by the Buyers ~~together with interest if their failure is due to proven~~
473	~~negligence and whether or not the Buyers cancel this Agreement~~.
474
475	15. Buyers’ representatives
476
477	~~After this Agreement has been signed by the Parties and the Deposit has been lodged, the Buyers have the~~
478	~~right to place two (2) representatives on board the Vessel at their sole risk and expense.~~
479
480	~~These representatives are on board for the purpose of familiarization and in the capacity of observers only,~~
481	~~and they shall not interfere in any respect with the operation of the Vessel. The Buyers and the Buyers’~~
482	~~representatives shall sign the Sellers’ P&I Club’s standard letter of indemnity prior to their embarkation.~~
483
484	16. Law and Arbitration
485
486	(a)* This Agreement or any non-contractual obligation shall be governed by and construed in accordance with
487	English law and any dispute arising out of or in connection with this Agreement shall be referred to
488	arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-
489	enactment thereof save to the extent necessary to give effect to the provisions of this Clause.
490
491	The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA)
492	Terms current at the time when the arbitration proceedings are commenced.
493
494	The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its
495	arbitrator and send notice of such appointment in writing to the other party requiring the other party to
496	appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its
497	arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has
498	done so within the fourteen (14) days specified. If the other party does not appoint its own arbitrator and
499	give notice that it has done so within the fourteen (14) days specified, the party referring a dispute to
500	arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as
501	sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on
502	both Parties as if the sole arbitrator had been appointed by agreement.
503
504	In case where neither the claim nor any counterclaim exceeds the sum of US$100,000 the arbitration shall
505	be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration
506	proceedings are commenced.
507
508	~~(b)* This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code~~
509	~~and the substantive law (not including the choice of law rules) of the State of New York and any dispute~~
510	~~arising out of or in connection with this Agreement shall be referred to three (3) persons at New York, one to~~
511	~~be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any~~
512	~~two of them shall be final, and for the purposes of enforcing any award, judgment may be entered on an~~
513	~~award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the~~
514	~~rules of the Society of Maritime Arbitrators, Inc.~~
515
516	~~In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the arbitration shall~~
517	~~be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators,~~
518	~~Inc.~~
519

520	~~(C) This Agreement shall be governed by and construed in accordance with the laws of (state place)~~
521	~~and any dispute arising out of or in connection with this Agreement shall be referred to arbitration at (state~~
522	~~place), subject to the procedures applicable there.~~
523
524	~~*16(a), 16(b) and 16(c) are alternatives; delete whichever is not applicable. In the absence of deletions,~~
525	~~alternative 16(a) shall apply.~~
526
527	17. Notices
528
529	All notices to be provided under this Agreement shall be in writing.
530
531	Contact details for recipients of notices are as follows:
532
533	For the Buyers: c/o 154 Vouliagmenis Avenue, 166 74, Glyfada, Greece
534	Email: legal@seanergy.gr & finance@seanergy.gr
535
536	For the Sellers: c/o Village Seven Co., Ltd. C/O Village Seven Co., Ltd. , 6-21、Konan 3-chome, Minato-ku,
537	Tokyo, Japan
538	Email: nanasan@septeni-holdings.co.jp
539
540	18. Confidentiality
541	This Agreement including all negotiations, fixtures and written correspondence shall remain strictly
542	confidential between the Sellers, the Buyers, financiers/banks and insurance companies provided however
543	that each of the Sellers, the Buyers and Seanergy Maritime Holdings Corp. may disclose as much as may
544	be necessary of the terms of this Agreement and relevant documentation to their auditors, third party
545	managers, legal counsels, accountants, affiliates and as otherwise may be required by applicable laws or
546	regulations, including but not limited to any stock exchange and/or securities and exchange commission
547	laws and regulations. Any report or release or publication of the sale shall not be grounds for either the
548	Sellers or the Buyers to withdraw from their obligations under this Agreement. Press releases or reports as
549	required by stock exchange rules and regulations are allowed.
550	19.
551	20. Entire Agreement
552
553	~~The written terms of this Agreement comprise the entire agreement between the Buyers and the Sellers in~~
554	~~relation to the sale and purchase of the Vessel and supersede all previous agreements whether oral or~~
555	~~written between the Parties in relation thereto.~~
556
557	~~Each of the Parties acknowledges that in entering into this Agreement it has not relied on and shall have no~~
558	~~right or remedy in respect of any statement, representation, assurance or warranty (whether or not made~~
559	~~negligently) other than as is expressly set out in this Agreement.~~
560
561	~~Any terms implied into this Agreement by any applicable statute or law are hereby excluded to the extent that~~
562	~~such exclusion can legally be made. Nothing in this Clause shall limit or exclude any liability for fraud.~~
563
564
565
566	Village Seven Co., Ltd and V7 Fune Inc.	Lord Ocean Navigation Co.
567
568	For and on behalf of the Sellers	For and behalf of the Buyers
569
570
571
572
573	Name: Mamoru Nanamura	Name: XXXX
574	Title: Representative Director / President	Title: XXXX

Appendix B

Date :
To: Village Seven Co., Ltd.,
6-21, Konan 3-chome, Minato-ku, Tokyo, Japan and
V7 Fune Inc.
BICSA Financial Center, 60th Floor, Balboa Avenue, Panama City, Republic of Panama
(collectively, the “Owners)

Dear Sirs,
GUARANTEE

In consideration of the entry into by you of a Memorandum of Agreement (hereinafter called the “MOA”) dated 24 April 2023, with Lord Ocean Navigation Co. as sellers (hereinafter called “Lord Ocean”) for the sale and purchase of the motor vessel “Lordship” with IMO number 9519066 (hereinafter called the “Vessel”) and a Bareboat Charter Party (hereinafter called the “BBCP”) dated 24 April 2023, with Lord Ocean as charterers for the bareboat chartering of the Vessel, we, the undersigned, as the primary obligor, irrevocably and unconditionally guarantee to you and your successors and assignees the due and punctual performance by Lord Ocean of all its liabilities, obligations and responsibilities under the MOA and the BBCP, and any supplements, amendments, changes or modifications hereafter made thereto.

If, at any time, default is made by Lord Ocean in the performance and/or observance of any term, provision, condition, obligation or agreement, or in any other matter or thing pertaining to the MOA or the BBCP, and any supplements, amendments, changes or modifications hereafter made thereto, or in the payment of any sums payable pursuant thereto which are to be complied with by Lord Ocean, its successors or assignees, then we will perform, or cause to be so performed, all terms, provisions, conditions, obligations and agreements contained in the MOA or the BBCP, and any supplements, amendments, changes or modifications hereafter made thereto, and will pay, as our own debt and within three (3) Banking Days (as defined in the BBCP) on demand, any sum that is due and payable in consequence of the non-performance by Lord Ocean, its successors and assignees, of any of the said terms, provisions, conditions, obligations and agreements.

Any demand made by the Owners under this guarantee shall be made in writing signed by an authorized signatory of the Owners and shall specify the default of Lord Ocean and shall be accompanied by a copy of the notice of such default served on Lord Ocean by the Owners together with a statement (if any) that Lord Ocean have failed to remedy such default within any applicable grace period.

We hereby irrevocably and unconditionally agree to indemnify you on demand and keep you indemnified against all costs, charges, expenses, claims, liabilities, losses, duties and fees (including, but not limited to, reasonable and documented legal fees and expenses on a full indemnity basis) and taxes thereon suffered or incurred by you, directly as a result of any breach or non-performance of, or non-compliance by Lord Ocean with, any of its obligations under or pursuant to the MOA or the BBCP, and any supplements, amendments, changes or modifications hereafter made thereto, or as a result of any of those obligations being or becoming void, voidable or unenforceable.

The undersigned hereby affirm and consent to any and all amendments, changes or modifications to be hereafter made to the MOA or BBCP without requesting any further notice and without such amendments, changes or modifications in any way affecting, changing or releasing us from our obligations given under this guarantee.

We hereby represent, warrant and undertake, that:

a)
We have full power, authority and capacity to enter into and perform our obligations under this guarantee and have taken all necessary corporate or other action (as the case may be) required to enable us to do so and our entry into of this guarantee will not exceed any power in our constitutional documents;

b)	This guarantee constitutes valid and legally binding obligations of us enforceable in accordance with its terms;
c)
All consents, licenses, approvals and authorizations of governmental authorities and agencies required to make this guarantee valid, enforceable and admissible in evidence and to authorize and permit the execution, delivery and performance of this guarantee by us have been obtained or made and will remain in full force and effect and there has been no default in the observance of any of the terms or conditions of any of them;

d)
We have not taken nor received, and undertake that until all the obligations of Lord Ocean under the MOA or the BBCP, and any supplements, amendments, changes or modifications hereafter made thereto have been paid or discharged in full we will not take or receive, the benefit of any security from Lord Ocean or any other person in respect of our obligations under this guarantee;

e)
We will promptly inform you of any occurrence of which we become aware which might adversely affect the ability of us to perform our obligations under this guarantee and will from time to time, if so reasonably requested by you, confirm to you in writing that, save as otherwise stated in such confirmation, no event of default under the BBCP has occurred and is continuing; and

f)	We will not assign or transfer any of our rights or obligations under this guarantee.

This guarantee:

a)
shall become effective upon signing of the MOA and BBCP and shall only become null and void upon the fulfillment of all obligations of Lord Ocean under the MOA and BBCP whereafter this guarantee shall be immediately returned to us upon such fulfillment;

b)	shall be in addition to, and shall not be prejudiced or affected by, any other security for the obligations of Lord Ocean which may be from time to time held by you; and

c)
shall not be discharged or prejudiced by the liquidation, bankruptcy or dissolution (or proceedings analogous thereto) of Lord Ocean or the appointment of a receiver or administrative receiver or administrator or trustee or similar officer of any of the assets of Lord Ocean or any term or concessions given by you to Lord Ocean or any other party, or, subject to applicable limitation periods, by anything which you may do or omit to do or by any other dealing or thing whatsoever which but for the provisions of this paragraph might operate to discharge us from liability.

The provisions of clause 31 (Notices) of the BBCP shall apply (mutatis mutandis) to this guarantee.

This guarantee, and all rights and obligations arising hereunder shall be governed by and construed and determined and may be enforced in accordance with the Laws of England.

Any dispute arising out of in connection with this guarantee shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this clause.

The arbitration shall be conducted under and in accordance with London Maritime Arbitrator Association (L.M.A.A.) terms and conditions current at the time when the arbitration proceedings are commenced.

The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement. Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

In cases where neither the claim nor any counterclaim exceeds the sum of US$200,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

For and on behalf of
Seanergy Maritime Holdings Corp. (as the “Guarantor”)

Name: Stavros Gyftakis
Title: Chief Financial Officer